Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1 TO LOAN FINANCING AND SERVICING AGREEMENT, dated as of September 21, 2021 (this “Amendment”), among GBDC 3 Funding LLC, as borrower (the “Borrower”), Golub Capital BDC 3, Inc., as servicer (the “Servicer”) and Deutsche Bank AG, New York Branch (“DBNY”), as facility agent (in such capacity, the “Facility Agent”), as agent (in such capacity, an “Agent”) and as a committed lender (in such capacity, a “Lender”).

WHEREAS, the Borrower, Golub Capital BDC 3, Inc., as equityholder, the Servicer, Deutsche Bank Trust Company Americas, as collateral agent and collateral custodian, the Facility Agent and each Agent and Lender party thereto are party to the Loan Financing and Servicing Agreement, dated as of September 10, 2019 (as amended, supplemented, amended and restated and otherwise modified from time to time, the “Loan Agreement”); and

WHEREAS, the Borrower, the Servicer, the Facility Agent and the Lenders have agreed to amend the Loan Agreement in accordance with Section 17.2 of the Loan Agreement and subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1.      Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Loan Agreement.

ARTICLE II

Amendments

SECTION 2.1.      Amendments to the Loan Agreement. The Loan Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double underlined text) as set forth on the pages of the Loan Agreement attached as Exhibit A hereto.

SECTION 2.2.       Amendments to the Exhibits and Schedules to the Loan Agreement. The Exhibits and Schedules to the Loan Agreement are hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double underlined text) as set forth on the pages of the Exhibits and Schedules to the Loan Agreement attached as Exhibit B hereto.

1

ARTICLE III

Conditions to Effectiveness

SECTION 3.1.      This Amendment shall become effective as of the date first written above upon the satisfaction of the following conditions:

(a)            the execution and delivery of this Amendment by each party hereto; and

(b)           all fees (including reasonable and documented fees, disbursements and other charges of external counsel to the extent invoiced one Business Day prior to the date hereof) due to the Lenders on or prior to the effective date of this Amendment have been paid in full.

ARTICLE IV

Representations and Warranties

SECTION 4.1.       The Borrower hereby represents and warrants to the Facility Agent that, as of the date first written above, (i) no Event of Default, Unmatured Event of Default, Servicer Default or Unmatured Servicer Default has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in the Loan Agreement are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

ARTICLE V

Miscellaneous

SECTION 5.1.       Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 5.2.      Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 5.3.      Ratification. Except as expressly amended and waived hereby, the Loan Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

SECTION 5.4.       Counterparts; Electronic Execution. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof. The parties agree that this Amendment may be executed and delivered by electronic signatures and that the electronic signatures appearing on this Amendment are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.

2

SECTION 5.5.       Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature pages follow]

3

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

GBDC 3 FUNDING LLC, as Borrower

By:	/s/ Joshua M. Levinson
	Name:	Joshua M. Levinson
	Title:	Secretary

[Signature Page to Amendment to LFSA]

GOLUB CAPITAL BDC 3, INC., as Servicer

By:	/s/ Joshua M. Levinson
	Name:	Joshua M. Levinson
	Title:	Secretary

[Signature Page to Amendment to LFSA]

DEUTSCHE BANK AG, NEW YORK BRANCH, as Facility Agent

By:	/s/ Amit Patel
	Name:	Amit Patel
	Title:	Managing Director

By:	/s/ Ho Min Kwak
	Name:	Ho Min Kwak
	Title:	Vice President

[Signature Page to Amendment to LFSA]

DEUTSCHE BANK AG, NEW YORK BRANCH, as an Agent and as a Committed Lender

By:	/s/ Amit Patel
	Name:	Amit Patel
	Title:	Managing Director

By:	/s/ Ho Min Kwak
	Name:	Ho Min Kwak
	Title:	Vice President

[Signature Page to Amendment to LFSA]

Exhibit A

CONFORMED LOAN FINANCING AND SERVICING AGREEMENT

EXECUTION VERSION

Conformed through Amendment No. 1 to LFSA dated September 21, 2021

LOAN FINANCING AND SERVICING AGREEMENT

dated as of September 10, 2019

GBDC 3 FUNDING LLC,

as Borrower

GOLUB CAPITAL BDC 3, INC.,

as Equityholder and as Servicer,

THE LENDERS FROM TIME TO TIME PARTIES HERETO,

DEUTSCHE BANK AG, NEW YORK BRANCH,

as Facility Agent

THE OTHER AGENTS PARTIES HERETO,

EACH OF THE ENTITIES FROM TIME TO TIME PARTY HERETO AS SECURITIZATION SUBSIDIARIES,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Collateral Agent and as Collateral Custodian

TABLE OF CONTENTS

Page

Article I	DEFINITIONS	1
Section 1.1	Defined Terms	1
Section 1.2	Other Definitional Provisions	~~60~~63
Article II	THE FACILITY, ADVANCE PROCEDURES AND NOTES	~~61~~64
Section 2.1	Advances	~~61~~64
Section 2.2	Funding of Advances	~~62~~65
Section 2.3	Notes	~~64~~67
Section 2.4	Repayment and Prepayments	~~64~~67
Section 2.5	Permanent Reduction of Facility Amount	~~65~~68
Section 2.6	Extension of Revolving Period	~~65~~68
Section 2.7	Calculation of Discount Factor	~~65~~68
Section 2.8	Increase in Facility Amount	~~66~~70
Section 2.9	Defaulting Lenders	~~67~~70
Section 2.10	Borrowing Base Deficiency Payments	~~68~~72
Article III	YIELD, UNDRAWN FEE, ETC	~~69~~72
Section 3.1	Yield and Undrawn Fee	~~69~~72
Section 3.2	Yield and Undrawn Fee Distribution Dates	~~69~~73
Section 3.3	[Reserved]	~~69~~73
Section 3.4	Computation of Yield, Fees, Etc	~~69~~73
Article IV	PAYMENTS; TAXES	~~69~~73
Section 4.1	Making of Payments	~~69~~73
Section 4.2	Due Date Extension	~~70~~74
Section 4.3	Taxes	~~70~~74

-i-

Article V	INCREASED COSTS, ETC	~~74~~78
Section 5.1	Increased Costs, Capital Adequacy	~~74~~78
Article VI	EFFECTIVENESS; CONDITIONS TO ADVANCES	~~75~~79
Section 6.1	Effectiveness	~~75~~79
Section 6.2	Advances and Reinvestments	~~77~~81
Section 6.3	Transfer of Collateral Obligations and Permitted Investments	~~80~~84
Article VII	ADMINISTRATION AND SERVICING OF COLLATERAL OBLIGATIONS	~~81~~85
Section 7.1	Retention and Termination of the Servicer	~~81~~85
Section 7.2	Resignation and Removal of the Servicer; Appointment of Successor Servicer	~~81~~85
Section 7.3	Duties of the Servicer	~~82~~86
Section 7.4	Representations and Warranties of the Servicer	~~84~~88
Section 7.5	Covenants of the Servicer	~~86~~90
Section 7.6	Servicing Fees; Payment of Certain Expenses by Servicer	~~88~~93
Section 7.7	Collateral Reporting	~~89~~93
Section 7.8	Notices	~~89~~93
Section 7.9	Procedural Review of Collateral Obligations; Access to Servicer and Servicer’s Records	~~89~~93
Article VIII	ACCOUNTS; PAYMENTS	~~90~~94
Section 8.1	Accounts	~~90~~94
Section 8.2	Excluded Amounts	~~92~~96
Section 8.3	Distributions, Reinvestment and Dividends	~~92~~96
Section 8.4	Fees	~~96~~100
Section 8.5	Monthly Report	~~97~~101

-ii-

Article IX	REPRESENTATIONS AND WARRANTIES OF EACH LOAN PARTY	~~97~~101
Section 9.1	Organization and Good Standing	~~97~~101
Section 9.2	Due Qualification	~~97~~101
Section 9.3	Power and Authority	~~97~~102
Section 9.4	Binding Obligations	~~98~~102
Section 9.5	Security Interest	~~98~~102
Section 9.6	No Violation	~~99~~103
Section 9.7	No Proceedings	~~99~~103
Section 9.8	No Consents	~~99~~103
Section 9.9	Solvency	~~99~~103
Section 9.10	Compliance with Laws	~~100~~104
Section 9.11	Taxes	~~100~~104
Section 9.12	Monthly Report	~~100~~104
Section 9.13	No Liens, Etc	~~100~~104
Section 9.14	Information True and Correct	~~100~~105
Section 9.15	Bulk Sales	~~101~~105
Section 9.16	Collateral	~~101~~105
Section 9.17	Selection Procedures	~~101~~105
Section 9.18	Indebtedness	~~101~~105
Section 9.19	No Injunctions	~~101~~105
Section 9.20	No Subsidiaries	~~101~~105
Section 9.21	ERISA Matters	~~101~~105
Section 9.22	Investment Company Status	~~102~~106

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Section 9.23	Set-Off, Etc	~~102~~106
Section 9.24	Collections	~~102~~106
Section 9.25	Value Given	~~102~~106
Section 9.26	Use of Proceeds	~~102~~106
Section 9.27	Separate Existence	~~102~~106
Section 9.28	Transaction Documents	~~103~~107
Section 9.29	EEA Financial Institution	~~103~~107
Section 9.30	Anti-Terrorism, Anti-Money Laundering	~~103~~107
Section 9.31	Anti-Bribery and Corruption	~~104~~108
Section 9.32	Volcker Rule	~~104~~108
Section 9.33	AIFMD	~~104~~108
Section 9.34	Optional Sales	~~104~~109
Section 9.35	Repurchase or Substitution of Warranty Collateral Obligations	~~106~~110
Section 9.36	Affiliate Transactions	~~107~~111
Article X	COVENANTS	~~108~~112
Section 10.1	Protection of Security Interest of the Secured Parties	~~108~~112
Section 10.2	Other Liens or Interests	~~109~~113
Section 10.3	Costs and Expenses	~~109~~113
Section 10.4	Reporting Requirements	~~109~~113
Section 10.5	Separate Existence	~~109~~114
Section 10.6	Hedging Agreements	~~113~~117
Section 10.7	Tangible Net Worth	~~114~~119
Section 10.8	Taxes	~~115~~119
Section 10.9	Merger, Consolidation, Etc	~~115~~119

-iv-

Section 10.10	Deposit of Collections	~~115~~119
Section 10.11	Indebtedness; Guarantees	~~115~~119
Section 10.12	Limitation on Purchases from Affiliates	~~115~~120
Section 10.13	Transaction Documents	~~115~~120
Section 10.14	Preservation of Existence	~~116~~120
Section 10.15	Limitation on Investments	~~116~~120
Section 10.16	Distributions	~~116~~120
Section 10.17	Performance of Assigned Agreements	~~117~~121
Section 10.18	Further Assurances; Financing Statements	~~117~~121
Section 10.19	Obligor Payment Instructions	~~117~~122
Section 10.20	Delivery of Collateral Obligation Files	~~118~~122
Section 10.21	ERISA	~~118~~123
Section 10.22	Risk Retention	~~119~~123
Section 10.23	Proceedings	~~120~~125
Section 10.24	No REO Assets	~~121~~125
Section 10.25	Policies and Procedures for Sanctions	~~121~~125
Section 10.26	Compliance with Sanctions	~~121~~125
Section 10.27	Compliance with Anti-Money Laundering	~~121~~125
Section 10.28	Ineligible Collateral	~~121~~125
Article XI	THE COLLATERAL AGENT	~~121~~126
Section 11.1	Appointment of Collateral Agent	~~121~~126
Section 11.2	Monthly Reports	~~122~~126
Section 11.3	Collateral Administration	~~122~~126
Section 11.4	Removal or Resignation of Collateral Agent	~~125~~129

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Section 11.5	Representations and Warranties	~~126~~130
Section 11.6	No Adverse Interest of Collateral Agent	~~126~~130
Section 11.7	Reliance of Collateral Agent	~~126~~130
Section 11.8	Limitation of Liability and Collateral Agent Rights	~~127~~131
Section 11.9	Tax Reports	~~129~~133
Section 11.10	Merger or Consolidation	~~129~~133
Section 11.11	Collateral Agent Compensation	~~130~~133
Section 11.12	Compliance with Anti-Bribery and Corruption, Anti-Terrorism and Money Laundering Regulations	~~130~~134
Article XII	GRANT OF SECURITY INTEREST	~~130~~134
Section 12.1	Borrower’s Grant of Security Interest	~~130~~134
Section 12.2	Grant of Security Interest of Each Securitization Subsidiary	~~132~~135
Section 12.3	Loan Parties Remain Liable	~~132~~136
Section 12.4	Release of Collateral	~~132~~136
Article XIII	EVENTs OF DEFAULT	~~134~~138
Section 13.1	Events of Default	~~134~~138
Section 13.2	Effect of Event of Default	~~136~~140
Section 13.3	Rights upon Event of Default	~~137~~141
Section 13.4	Collateral Agent May Enforce Claims Without Possession of Notes	~~138~~142
Section 13.5	Collective Proceedings	~~138~~142
Section 13.6	Insolvency Proceedings	~~138~~142
Section 13.7	Delay or Omission Not Waiver	~~139~~143
Section 13.8	Waiver of Stay or Extension Laws	~~139~~143
Section 13.9	Limitation on Duty of Collateral Agent in Respect of Collateral	~~139~~143
Section 13.10	Power of Attorney	~~140~~144

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Article XIV	THE FACILITY AGENT	~~141~~145
Section 14.1	Appointment	~~141~~145
Section 14.2	Delegation of Duties	~~141~~145
Section 14.3	Exculpatory Provisions	~~141~~145
Section 14.4	Reliance by Note Agents	~~142~~146
Section 14.5	Notices	~~142~~146
Section 14.6	Non-Reliance on Note Agents	~~143~~146
Section 14.7	Indemnification	~~143~~147
Section 14.8	Successor Note Agent	~~144~~147
Section 14.9	Note Agents in their Individual Capacity	~~144~~148
Section 14.10	Borrower Agreed-Upon Procedures	~~144~~148
Section 14.11	Compliance with Anti-Bribery and Corruption, Anti-Terrorism and Money Laundering Regulations	~~144~~148
Article XV	ASSIGNMENTS	~~145~~149
Section 15.1	Restrictions on Assignments by the Borrower and the Servicer	~~145~~149
Section 15.2	Documentation	~~145~~149
Section 15.3	Rights of Assignee	~~145~~149
Section 15.4	Assignment by Lenders	~~145~~149
Section 15.5	Registration; Registration of Transfer and Exchange	~~146~~150
Section 15.6	Mutilated, Destroyed, Lost and Stolen Notes	~~147~~151
Section 15.7	Persons Deemed Owners	~~148~~152
Section 15.8	Cancellation	~~148~~152
Section 15.9	Participations; Pledge	~~148~~152
Section 15.10	Reallocation of Advances	~~149~~153

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Article XVI	INDEMNIFICATION	~~149~~153
Section 16.1	Borrower Indemnity	~~149~~153
Section 16.2	Servicer Indemnity	~~150~~154
Section 16.3	Contribution	~~150~~154
Section 16.4	After-Tax Basis	~~151~~155
Article XVII	MISCELLANEOUS	~~151~~155
Section 17.1	No Waiver; Remedies	~~151~~155
Section 17.2	Amendments, Waivers	~~152~~156
Section 17.3	Notices, Etc	~~152~~156
Section 17.4	Costs and Expenses	~~153~~157
Section 17.5	Binding Effect; Survival	~~153~~157
Section 17.6	Captions and Cross References	~~154~~158
Section 17.7	Severability	~~154~~158
Section 17.8	GOVERNING LAW	~~154~~158
Section 17.9	Counterparts	~~154~~158
Section 17.10	WAIVER OF JURY TRIAL	~~154~~158
Section 17.11	No Proceedings	~~154~~158
Section 17.12	Limited Recourse	~~155~~159
Section 17.13	ENTIRE AGREEMENT	~~156~~160
Section 17.14	Confidentiality	~~156~~160
Section 17.15	Non-Confidentiality of Tax Treatment	~~157~~161
Section 17.16	Replacement of Lenders	~~157~~161
Section 17.17	Consent to Jurisdiction	~~158~~162
Section 17.18	Option to Acquire Rating	~~159~~163
Section 17.19	Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions	~~159~~163

-viii-

Article XVIII	COLLATERAL CUSTODIAN	~~159~~163
Section 18.1	Designation of Collateral Custodian	~~159~~163
Section 18.2	Duties of the Collateral Custodian	~~160~~164
Section 18.3	Delivery of Collateral Obligation Files	~~162~~166
Section 18.4	Collateral Obligation File Certification	~~162~~166
Section 18.5	Release of Collateral Obligation Files	~~163~~167
Section 18.6	Examination of Collateral Obligation Files	~~165~~169
Section 18.7	Lost Note Affidavit	~~165~~169
Section 18.8	Transmission of Collateral Obligation Files	~~165~~170
Section 18.9	Merger or Consolidation	~~165~~170
Section 18.10	Collateral Custodian Compensation	~~166~~170
Section 18.11	Removal or Resignation of Collateral Custodian	~~166~~170
Section 18.12	Limitations on Liability	~~167~~171
Section 18.13	Collateral Custodian as Agent of Collateral Agent	~~168~~173
Section 18.14	Electronic Methods	173

-ix-

LOAN FINANCING AND SERVICING AGREEMENT

THIS LOAN FINANCING AND SERVICING AGREEMENT is made and entered into as of September 10, 2019, among GBDC 3 FUNDING LLC, a Delaware limited liability company (the “Borrower”), GOLUB CAPITAL BDC 3, INC., a Maryland corporation, as equityholder (in such capacity, together with its successors and permitted assigns in such capacity, the “Equityholder”) and as servicer (in such capacity, together with its successors and permitted assigns in such capacity, the “Servicer”), each LENDER (as hereinafter defined) FROM TIME TO TIME PARTY HERETO, the AGENTS for each LENDER GROUP (as hereinafter defined) from time to time parties hereto (each such party, in such capacity, together with their respective successors and permitted assigns in such capacity, an “Agent”), EACH OF THE ENTITIES FROM TIME TO TIME PARTY HERETO AS SECURITIZATION SUBSIDIARIES, (each as hereinafter defined), DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent and Collateral Custodian (each as hereinafter defined), and DEUTSCHE BANK AG, NEW YORK BRANCH, as Facility Agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Facility Agent”).

RECITALS

WHEREAS, the Borrower desires that each Lender extend financing on the terms and conditions set forth herein and also desires to retain the Servicer to perform certain servicing functions related to the Collateral Obligations (as defined herein) on the terms and conditions set forth herein; and

WHEREAS, each Lender desires to extend financing on the terms and conditions set forth herein and the Servicer desires to perform certain servicing functions related to the Collateral Obligations on the terms and conditions set forth herein.

NOW, THEREFORE, based upon the foregoing Recitals, the premises and the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Article I

DEFINITIONS

Section 1.1            Defined Terms. As used in this Agreement, the following terms have the following meanings:

“1940 Act” means the Investment Company Act of 1940.

“Account” means the Unfunded Exposure Account, the Principal Collection Account and the Interest Collection Account, together with any sub-accounts deemed appropriate or necessary by the Securities Intermediary, for convenience in administering such accounts.

“Account Collateral” has the meaning set forth in Section 12.1(d).

“Account Control Agreement” means, collectively, (i) the Securities Account Control Agreement, dated as of the Effective Date, by and among the Borrower, as pledgor, the Collateral Agent on behalf of the Secured Parties, as secured party, and the Collateral Custodian, as Securities Intermediary and (ii) each Securities Account Control Agreement among the applicable Securitization Subsidiary, the Collateral Agent and the Collateral Custodian.

“Accrual Period” means, with respect to the first Distribution Date, the period from and including the Effective Date to and including the Determination Date preceding the first Distribution Date; and thereafter, the period from but excluding the Determination Date preceding the previous Distribution Date to and including the Determination Date preceding the current Distribution Date, or with respect to the final Accrual Period, the Facility Termination Date.

“Adjusted Aggregate Eligible Collateral Obligation Balance” means, as of any date, the Aggregate Eligible Collateral Obligation Amount minus the Excess Concentration Amount on such date.

“Advance” has the meaning set forth in Section 2.1(a).

“Advance Date” has the meaning set forth in Section 2.1(a).

“Advance Rate” means, with respect to any Eligible Collateral Obligation on any date of determination, the corresponding percentage for the type of Eligible Collateral Obligation (a) that is a First Lien Broadly Syndicated Loan, 75%, (b) that is a First Lien Middle Market Loan, 75%, (c) that is a Multiple of Recurring Revenue Loan, 70% (or such higher amount as agreed to by the Facility Agent in its sole discretion) or (d) that is a not a First Lien Loan, 40%.

“Advance Request” has the meaning set forth in Section 2.2(a).

“Advances Outstanding” means, on any date, the sum of (a) the aggregate principal amount of all Dollar Advances outstanding on such date plus (b) the equivalent in Dollars of the aggregate principal amount of all Advances outstanding in an Eligible Currency other than Dollars on such date, as determined by the Servicer using the Applicable Conversion Rate, in each case after giving effect to all repayments of Advances and the making of new Advances on such date.

“Adverse Claim” means any claim of ownership or any Lien, title retention, trust or other charge or encumbrance, or other type of preferential arrangement having the effect or purpose of creating a Lien, other than Permitted Liens.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Person” has the meaning set forth in Section 5.1(a).

“Applicable Conversion Rate” means, with respect to an Eligible Currency other than Dollars (x) for an actual currency exchange, the applicable currency Dollar spot rate obtained by the Servicer or (y) for all other purposes, the applicable currency Dollar spot rate that appeared on the Bloomberg screen for such currency (i) if such date is a Determination Date, at the end of such day or (ii) otherwise, (1) other than in connection with the calculation of the Undrawn Fee, at the end of the immediately preceding Business Day and (2) in connection with the calculation of the Undrawn Fee, the immediately preceding Determination Date.

“Applicable Exchange Rate” means with respect to any Collateral Obligation denominated and payable in an Eligible Currency other than Dollars on any day, the lesser of (a) the applicable currency-Dollar spot rate used by the Borrower (as determined by the Servicer) to acquire such currency on the related Cut-Off Date and (b) the Applicable Conversion Rate for such currency.

“Applicable Interest Rate” means (a) with respect to any Collateral Obligation denominated in CAD, the CDOR Rate, (b) with respect to any Collateral Obligation denominated in Euro, the EURIBOR Rate, (c) with respect to any Collateral Obligation denominated in AUD, the BBSW Rate, ~~and~~ (d) with respect to any Collateral Obligation denominated in GBP, the sum of (i) Daily Simple SONIA and (ii) the SONIA Adjustment, and (e) with respect to any other Collateral Obligation, the LIBOR Rate.

“Applicable Law” means, for any Person, all existing and future laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and published interpretations by any Official Body applicable to such Person and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Margin” means (i) during the Revolving Period, 2.00% per annum and (ii) thereafter, 2.25% per annum; provided that on and after the occurrence and continuation of any Event of Default and (other than in the case of an Event of Default pursuant to clauses (a), (d), (e), (f), (j) or (q) of Section 13.1) notice from the Facility Agent to the Borrower, the “Applicable Margin” shall be increased by 2.00% per annum; provided that upon delivery of such notice (if required), the Applicable Margin shall be retroactively increased from the date on which such Event of Default occurred.

“Appraised Value” means, with respect to any Asset Based Loan, the most recently calculated appraised value of the pro rata portion of the underlying collateral securing such Collateral Obligation as determined by an Approved Valuation Firm.

“Approved Broker Dealer” means (a) each of the following entities:  Bank of America, NA, The Bank of Montreal, The Bank of New York Mellon, N.A., The Bank of Nova Scotia, Barclays Bank plc, BNP Paribas, BTIG, LLC, Cantor Fitzgerald & Co., Citibank, N.A., Credit Suisse, Deutsche Bank AG, Goldman Sachs & Co., HSBC Bank plc, Imperial Capital LLC, Jefferies & Co., Inc., JPMorgan Chase Bank, N.A., Key Bank, N.A., Macquarie Bank, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Bank, Morgan Stanley & Co., Natixis, Nomura Securities International, Inc., Oppenheimer & Co. Inc., PNC Bank, Royal Bank of Canada, The Royal Bank of Scotland plc, Seaport Securities Corporation, Societe Generale, Stifel, Nicolaus & Co. Inc., SunTrust Bank, The Toronto-Dominion Bank, UBS AG, U.S. Bank, National Association and Wells Fargo Bank, National Association (or, in each case, its principal broker-dealer affiliate); and (b) any other dealer of recognized standing approved by the Facility Agent in its reasonable discretion at the request of the Servicer.

“Approved Valuation Firm” means, (i) with respect to any Collateral Obligation, any valuation firm (a) specified on the related Asset Approval Request or Reinvestment Request and approved by the Facility Agent or (b) otherwise approved in writing by the Facility Agent in its sole discretion or (ii) with respect to exercise of the Borrower’s dispute right under Section 2.7(c), each valuation firm identified on Schedule 5 (as such Schedule 5 may be updated from time to time by the Borrower with the prior written consent of the Facility Agent); provided that unless otherwise consented to by the Facility Agent, no valuation firm may be used as an Approved Valuation Firm if it is utilized by the Servicer or any of its Affiliates on a regular basis to determine valuations with respect to the Equityholder or any other entity that is managed by the Equityholder or any of its Affiliates.

“Asset Approval Notice” means an electronic notice containing the information from Exhibit C-6 and that provides the approval of the Facility Agent, in its sole discretion, to the acquisition (or incremental pledge) of one or more Collateral Obligations; provided that the Facility Agent shall not condition its approval on any term other than those explicitly set forth in the Transaction Documents without the consent of the Borrower.

“Asset Approval Request” means an electronic notice to the Facility Agent in the form of an email that (a) either (i) is in the form of Exhibit C-3 or (ii) notifies the Facility Agent that the information required by Exhibit C-3 has been posted to the relevant data site and (b) requests the approval of the Facility Agent, in its sole discretion, (and the Equityholder, if the Servicer is not an Affiliate of the Equityholder) of one or more Collateral Obligations.

“Asset Based Loan” means any Loan where (i) the underwriting of such Loan was based primarily on the appraised value of the assets securing such Loan and (ii) advances in respect of such Loan are governed by a borrowing base relating to the assets securing such Loan.

“Assigned Agreements” has the meaning set forth in Section 12.1(c).

“AUD” means the lawful currency for the time being of Australia.

“AUD Advance” means each Advance made in AUD.

“AUD Lender” means the Persons executing this Agreement (or an assignment hereof in accordance with Article XV) in the capacity of an “AUD Lender”.

“Available Funds” has the meaning set forth in Section 17.12.

“Average Life” means, as of any day with respect to any Collateral Obligation, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (rounded up to the nearest one hundredth thereof) from such day to the respective dates of each successive Scheduled Collateral Obligation Payment of principal on such Collateral Obligation (assuming, for purposes of this definition, the full exercise of any option to extend the maturity date or otherwise lengthen the maturity schedule that is exercisable without the consent of the Borrower) multiplied by (b) the respective amounts of principal of such Scheduled Collateral Obligation Payments by (ii) the sum of all successive Scheduled Collateral Obligation Payments of principal on such Collateral Obligation.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.

“Bail-In Legislation” means~~,~~ (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule~~.~~ and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. § 101, et seq.

“Base Rate” for any Advance means a rate per annum equal to (a) with respect to any Advance denominated in CAD, the CDOR Rate, (b) with respect to any Advance denominated in Euro, the EURIBOR Rate, (c) with respect to any Advance denominated in AUD, the BBSW Rate, ~~and~~ (d) with respect to any Advance denominated in GBP, the sum of (i) Daily Simple SONIA and (ii) the SONIA Adjustment, and (e) with respect to any other Advance, the LIBOR Rate for such Advance or portion thereof; provided, that in the case of

(a)       any day on or after the first day on which a Committed Lender shall have notified the Facility Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Official Body asserts that it is unlawful, for such Committed Lender to fund such Advance at the Base Rate set forth above (and such Committed Lender shall not have subsequently notified the Facility Agent that such circumstances no longer exist), or

(b)       any period in the event the LIBOR Rate is not reasonably available to any Lender for such period,

the “Base Rate” shall be a floating rate per annum equal to the Alternate Base Rate in effect on each day of such period.

“Basel III Regulation” means, with respect to any Affected Person, any rule, regulation or guideline applicable to such Affected Person and arising directly or indirectly from (a) any of the following documents prepared by the Basel Committee on Banking Supervision of the Bank of International Settlements: (i) Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring (December 2010), (ii) Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems (June 2011), (iii) Basel III: The Liquidity Coverage Ratio and Liquidity Risk Monitoring Tools (January 2013), or (iv) any document supplementing, clarifying or otherwise relating to any of the foregoing, or (b) any accord, treaty, statute, law, rule, regulation, guideline or pronouncement (whether or not having the force of law) of any governmental authority implementing, furthering or complementing any of the principles set forth in the foregoing documents of strengthening capital and liquidity, in each case as from time to time amended, restated, supplemented or otherwise modified. Without limiting the generality of the foregoing, “Basel III Regulation” shall include Part 6 of the European Union regulation 575/2013 on prudential requirements for credit institutions and investment firms (the “CRR”) and any law, regulation, standard, guideline, directive or other publication supplementing or otherwise modifying the CRR.

“Benefit Plan Investor” means (a) any “employee benefit plan” (as defined in Section 3(3) of Title I of ERISA) that is subject to the fiduciary responsibility provisions of Title I of ERISA, (b) any “plan” as defined in Section 4975(e) of the Code that is subject to Section 4975 of the Code, (c) any governmental or other plan or arrangement that is not subject to ERISA or to Section 4975 of the Code but is subject to any law or restriction substantially similar to Section 406 of ERISA or Section 4975 of the Code or (d) any entity whose underlying assets include “plan assets” of the foregoing employee benefit plans or plans (within the meaning of the DOL Regulations or otherwise).

“Borrower” has the meaning set forth in the Preamble.

“Borrower Assigned Agreements” has the meaning set forth in Section 12.1(c).

“Borrowing Base” means, as of any date of determination, the sum of (i) the product of the lower of (a) the Weighted Average Advance Rate and (b) the Maximum Portfolio Advance Rate multiplied by the Adjusted Aggregate Eligible Collateral Obligation Balance plus (ii) the equivalent in Dollars of the amount of Principal Collections on deposit in the Principal Collection Account minus (iii) the Revolving Liquidity Adjustment Amount plus (iv) the amount on deposit in the Unfunded Exposure Account; provided that any Collateral Obligation (or portion thereof) which is owned by a Securitization Subsidiary which has closed a Securitization and has been released from all Transaction Documents shall not be included in the calculation of “Borrowing Base”.

“Borrowing Base Advance Rate” means, as of any date of determination, the lower of (i) the Weighted Average Advance Rate and (ii) the Maximum Portfolio Advance Rate.

“Borrowing Base Certificate” means a certificate setting forth the calculation of the Borrowing Base as of the applicable date of determination substantially in the form of Exhibit J hereto, prepared by the Servicer.

“Borrowing Base Deficiency” means, as of any date of determination, an amount equal to, with respect to the Borrowing Base, the greater of (i) zero and (ii) the difference of the aggregate Advances Outstanding on such date over the Borrowing Base.

“Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or the city in which the offices of the Collateral Agent or Collateral Custodian are located are authorized or obligated by law, executive order or government decree to remain closed; provided that the term “Business Day” shall also exclude any day on which banks are not open for dealings (i) in Dollar or GBP deposits in the London interbank market (when used in connection with the LIBOR Rate or SONIA), (ii) in Euro deposits in the Euro-zone interbank market (when used in connection with the EURIBOR Rate), (iii) in AUD deposits in Sydney, Australia (when used in connection with the BBSW Rate) or (iv) in CAD deposits in Toronto, Canada (when used in connection with the CDOR Rate). All references to any “day” or any particular day of any “calendar month” shall mean calendar day unless otherwise specified.

“CAD” means the lawful currency of Canada.

“Cure Notice” means a notice from the Borrower to the Facility Agent and each Agent which sets forth a written report showing a projected cure of any Borrowing Base Deficiency or satisfaction of the Minimum Equity Condition, as applicable, based on repaying Advances Outstanding, selling Collateral Obligations and depositing the proceeds of such sale into the Collection Account or Unfunded Exposure Account, as applicable, or transferring additional Eligible Collateral Obligations, cash or Permitted Investments to the Principal Collection Account so that the Borrowing Base Deficiency will be reduced to zero or the Minimum Equity Condition will be satisfied, as applicable, which report shall (1) be satisfactory to the Facility Agent, (2) give effect to all committed purchases of Collateral Obligations and other financial assets by the Borrower and account in a manner satisfactory to the Facility Agent for any change in the market value of any such Collateral Obligation and (3) give effect to sales of Collateral Obligations (including sales committed to on the date of such report) only if such sales are to Approved Broker Dealers or Affiliates of the Borrower at arm’s-length and for fair market value and Borrower reasonably expects such sales to be settled within 5 Business Days of the Borrower’s commitment to such sale.

“Cut-Off Date” means, with respect to each Collateral Obligation, the later of (a) the date such Collateral Obligation becomes part of the Collateral and (b) the date on which a new Asset Approval Request is delivered to the Facility Agent and the Facility Agent re-approves such Collateral Obligation ~~(~~in ~~its sole discretion)~~accordance with the definition of “Asset Approval Notice”.

“Daily Simple SONIA” means, for any day, SONIA, with the conventions for this rate (which on any day shall be the daily rate that includes a five Business Day lookback period prior to such day) being established by the Facility Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SONIA” for business loans or conventions that are otherwise used in the United States syndicated lending market for syndicated loans denominated in GBP; provided that, if the Facility Agent decides that any such convention is not administratively feasible for the Facility Agent, then the Facility Agent may establish another convention in its reasonable discretion.

“DBNY” means Deutsche Bank AG, New York Branch, and its successors.

“Debt-to-Recurring-Revenue Ratio” means, with respect to any Multiple of Recurring Revenue Loan for any period, the meaning of “Debt-to-Recurring Revenue Ratio” or any comparable definition in the Underlying Instruments for each Loan, and in any case that “Debt-to-Recurring Revenue Ratio” or such comparable definition is not defined in such Underlying Instruments, the ratio of (a) Indebtedness of the related Obligor less Unrestricted Cash, to (b) recurring revenue, as calculated by the Servicer in accordance with the Servicing Standard using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the related Underlying Instruments; provided that, in the event of a lack of any such information necessary to calculate the Debt-to-Recurring Revenue Ratio, a Revaluation Event shall occur as set forth in the definition thereof.

“Defaulted Collateral Obligation” means any Collateral Obligation as to which any one of the following events has occurred:

(a)       any Scheduled Collateral Obligation Payment or part thereof is unpaid more than two (2) Business Days beyond the grace period (if any) permitted by the related Underlying Instrument;

(b)       an Insolvency Event occurs with respect to the Obligor thereof, unless the related Loan is a DIP Loan;

(c)       the occurrence of a default as to the payment of principal, interest and/or unutilized/commitment fees (as applicable) has occurred and is continuing (for more than two (2) Business Days beyond the grace period (if any) permitted by the related Underlying Instrument) with respect to another debt obligation of the same Obligor secured by the same collateral which is either full recourse or senior to or pari passu with in right of payment to such Collateral Obligation;

(d)       [reserved];

(e)       [reserved];

(f)       a Responsible Officer of the Servicer or the Borrower has received written notice or has actual knowledge that a default has occurred under the Underlying Instruments, any applicable grace period has expired and the holders of such Collateral Obligation have accelerated the repayment of such Collateral Obligation (but only until such default is cured or waived) in the manner provided in the Underlying Instruments;

(g)        [reserved]; or

(h)       (i) the Servicer determines, in its sole discretion, in accordance with the Servicing Standard, that all or a material portion of such Collateral Obligation is not collectible or otherwise places such Collateral Obligation on non-accrual status or (ii) the Borrower or the Equityholder makes a realized loss or write-down on such Collateral Obligation in the Borrower’s or the Equityholder’s financial statements.

“Defaulting Lender” means any Lender that (i) has failed to fund any portion of the Advances required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (ii) has otherwise failed to pay over to the Facility Agent, the Collateral Custodian or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless such amount is the subject of a good faith dispute, (iii) has notified the Borrower, the Servicer, the Facility Agent, the Collateral Custodian or any Agent that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply or has failed to comply with its funding obligations under this Agreement or generally under other agreements in which it commits or is obligated to extend credit, (iv) has failed, within one Business Day after request by the Facility Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund Advances under this Agreement or (v) has (or has a parent company that has) become or is insolvent or has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Deferrable Collateral Obligation” means a Collateral Obligation that by its terms permits the deferral or capitalization of payment of accrued and unpaid interest~~.~~; provided that if any Collateral Obligation has been amended or modified after the applicable Cut-Off Date to permit the deferral or capitalization of any payment of accrued and unpaid interest that (i) does not reduce the amount of current cash pay interest and (ii) change the frequency of any such cash payment, then such Collateral Obligation shall not be a Deferrable Collateral Obligation.

“Delayed Drawdown Loan” means a Collateral Obligation that (a) permits the related Obligor to request one or more future advances thereunder, (b) specifies a maximum amount that can be borrowed on one or more fixed borrowing dates, and (c) does not permit the re-borrowing of any amount previously repaid by the Obligor thereunder; provided, that any such Collateral Obligation will be a Delayed Drawdown Loan only until all commitments by the Borrower to make advances to such Obligor expire, are terminated or are otherwise irrevocably reduced to zero and only to the extent of such unfunded commitments.

“Delayed Reporting Date” means, with respect to an Eligible Collateral Obligation, the date specified for delivery of audit results included in a financial reporting packet by the related Obligor specified in the related Underlying Instruments (following the lapse of any grace period granted by the applicable Loan Party with respect thereto, but in any event not greater than 45 calendar days).

“Delayed Reporting Event” means, with respect to an Eligible Collateral Obligation, (i) a Revaluation Event described under clause (c) of the definition thereof has occurred as a result of a failure of the related Obligor to deliver any audit results included in the applicable financial reporting package by the Delayed Reporting Date and such failure has not been cured or (ii) a Material Modification described in the proviso to clause (f)(i) of the definition thereof has occurred as a result of an extension of the date for delivery of an annual audit; provided that the Borrower receives no additional consideration in exchange for such Material Modification.

“Delayed Reporting Obligation” means, as of any date of determination, any Eligible Collateral Obligation for which a Delayed Reporting Event has occurred; provided that (x) any Delayed Reporting Obligation shall no longer be considered a Delayed Reporting Obligation as of the date that is 180 days after the Delayed Reporting Date and (y) (A) to the extent the sum of the Collateral Obligation Amounts of all Delayed Reporting Obligations and Eligible Collateral Obligations that would otherwise constitute Delayed Reporting Obligations exceeds 5.0% of the Excess Concentration Measure, such Eligible Collateral Obligations constituting such excess over 5.0% shall not constitute Delayed Reporting Obligations; (B) in determining which of the Eligible Collateral Obligations shall be included in such excess, the Eligible Collateral Obligations that most recently became or would otherwise constitute Delayed Reporting Obligations shall be deemed to constitute such excess; and (C) any Eligible Collateral Obligation included in such excess shall only be treated as a Delayed Reporting Obligation if, as of such date of determination, the sum of the Collateral Obligation Amounts of all Delayed Reporting Obligations would not exceed, on a pro forma basis, including such Eligible Collateral Obligation, 5.0% of the Excess Concentration Measure.

“Domicile” or “Domiciled” means, with respect to any Obligor with respect to, or issuer of, a Collateral Obligation: (a) its country of organization; (b) if it is organized in a Tax Jurisdiction, each of such jurisdiction and the country in which, in the Servicer’s good faith estimate, a substantial portion of its operations are located or from which a substantial portion of its revenue is derived, in each case directly or through subsidiaries (which shall be any jurisdiction and country known at the time of designation by the Servicer to be the source of the majority of revenues, if any, of such Obligor or issuer) or (c) if its payment obligations in respect of such Collateral Obligation are guaranteed by a person or entity that is organized in the United States or Canada, then the United States or Canada.

“EBITDA” means, with respect to any period and any Collateral Obligation, the meaning of “EBITDA,” “Adjusted EBITDA” or any comparable definition in the Underlying Instruments for each such Collateral Obligation. In any case that “EBITDA,” “Adjusted EBITDA” or such comparable definition is not defined in such Underlying Instruments, an amount, for the related Obligor and any of its parents or Subsidiaries that are obligated with respect to such Collateral Obligation pursuant to its Underlying Instruments (determined on a consolidated basis without duplication in accordance with GAAP) equal to earnings from continuing operations for such period plus interest expense, income taxes, depreciation, amortization and, to the extent approved by the Facility Agent on a Collateral Obligation by Collateral Obligation basis, any other non-cash charges and organization costs deducted in determining earnings from continuing operations for such period, and, to the extent approved by the Facility Agent on a Collateral Obligation by Collateral Obligation basis, costs and expenses reducing earnings and other extraordinary non-recurring costs and expenses for such period (to the extent deducted in determining earnings from continuing operations for such period).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Advance Rate” means, as of any date of determination, (a) the aggregate principal amount of all Advances outstanding on such date divided by (b) the sum of (i) the Adjusted Aggregate Eligible Collateral Obligation Balance on such date plus (ii) the amount of Principal Collections on deposit in the Principal Collection Account on such date minus (iii) the Aggregate Unfunded Amount on such date plus (iv) the amount on deposit in the Unfunded Exposure Account on such date.

“Effective Date” has the meaning set forth in Section 6.1.

“Effective Equity” means, as of any day, the greater of (x) the Adjusted Aggregate Eligible Collateral Obligation Balance plus the amount of Principal Collections on deposit in the Principal Collection Account minus the Advances Outstanding and (y) $0.

“Effective Loan Level LTV” means, with respect to any Enterprise Value Loan as of the related Cut-Off Date, the result of the calculation, made in good faith, pursuant to the applicable definition for such Enterprise Value Loan in the Servicer’s investment committee memo.

“Effective LTV” means, with respect to any Asset Based Loan as of any date of determination, the result, expressed as a percentage, of (i) the Principal Balance of such Collateral Obligation divided by (ii) the Appraised Value of such Collateral Obligation as of such date.

“Eligible Account” means (i) a segregated trust account or (ii) a segregated direct deposit account (in each case, which may include sub-accounts, including a principal collection sub-account and an interest collection sub-account), in each case, maintained with a securities intermediary or trust company organized under the laws of the United States of America, or any of the States thereof, or the District of Columbia, having a certificate of deposit, short term deposit or commercial paper rating of at least A-1 by Standard & Poor’s and P-1 by Moody’s. In either case, such depository institution or trust company shall have been approved by the Facility Agent and the Servicer. Notwithstanding the foregoing requirements, DBNY and Deutsche Bank Trust Company Americas are deemed to be acceptable securities intermediaries to the Facility Agent and accounts maintained at either DBNY or Deutsche Bank Trust Company Americas are deemed to be Eligible Accounts.

“Eligible Collateral Obligation” means, on any Measurement Date, each Collateral Obligation that satisfies the following conditions (unless otherwise waived by the Facility Agent in its sole discretion in the related Asset Approval Notice; provided that, without the consent of the Borrower, no such waiver shall be conditioned on any terms other than those explicitly set forth in the Transaction Documents):

(a)       unless such Collateral Obligation is, as of the related Cut-Off Date, a Specified First Lien Loan, the Facility Agent in its sole discretion has delivered an Asset Approval Notice with respect to such Collateral Obligation;

(b)       as of the related Cut-Off Date such Collateral Obligation is not a Defaulted Collateral Obligation;

(c)       such Collateral Obligation is not an Equity Security and is not convertible into an Equity Security;

(d)       such Collateral Obligation is not a Structured Finance Obligation;

(e)       such Collateral Obligation is denominated in an Eligible Currency and is not convertible by the Obligor thereof into any currency other than such Eligible Currency;

(f)       such Collateral Obligation is not a single-purpose real estate based loan (unless the related real estate is a hotel, casino or other operating company), a construction loan or a project finance loan;

(g)       such Collateral Obligation is not a lease (including a financing lease);

“ERISA Event” means (a) the occurrence with respect to a Plan of a reportable event, within the meaning of Section 4043 of ERISA, unless the thirty (30)-day notice requirement with respect thereto has been waived by the PBGC; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such a Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Borrower or any ERISA Affiliate from a Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions set forth in Section 430(k) of the Code or Section 303(k)(1)(A) and (B) of ERISA to the creation of a lien upon property or assets or rights to property or assets of the Borrower or any ERISA Affiliate for failure to make a required payment to a Plan are satisfied; (g) the termination of a Plan by the PBGC pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan; (h) any failure by any Plan to satisfy the minimum funding standards of Sections 412 or 430 of the Code or Section 302 of ERISA, whether or not waived; (i) the determination that any Plan is or is expected to be in “at-risk” status, within the meaning of Section 430 of the Code or Section 303 of ERISA, (j) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of liability with respect to the withdrawal or partial withdrawal from a Multiemployer Plan or a determination that a Multiemployer Plan is, or is expected to be, “insolvent” (within the meaning of Section 4245 of ERISA), in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA), or terminated (within the meaning of Section 4041A or Section 4042 of ERISA); (k) the failure of the Borrower or any ERISA Affiliate to pay when due (after expiration of any applicable grace period) any installment payment with respect to withdrawal liability under Section 4201 of ERISA; (l) the Borrower or any ERISA Affiliate incurs any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); or (m) the Borrower or any ERISA Affiliate commits any act (or omission) which could give rise to the imposition of fines, penalties, taxes, or related charges under ERISA or the Code.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EU Securitization Regulation” means Regulation (EU) 2017/2402 (as amended by Regulation (EU) 2021/557); and, except as otherwise stated, means such Regulation as further amended from time to time.

“EU Securitization Rules” means (a) the EU Securitization Regulation; and (b) ~~any supplementary~~all regulatory technical standards~~,~~ and implementing technical standards ~~and~~in relation thereto or applicable in relation thereto pursuant to any transitional arrangements made pursuant to the EU Securitization Regulation and, in each case, any official binding guidance published in relation thereto by the European Supervisory Authorities~~, and any implementing laws or regulations in force on the date hereof; and (c) each amendment or modification thereto approved by the parties hereto for purposes of this definition, each to the extent legally binding in the Member State of a Lender and in each case as determined or imposed by any regulatory body having supervisory authority over any Lender.~~ and/or the European Commission, in each case as amended and in effect from time to time.

(e)       the excess, if any, of the sum of the Collateral Obligation Amounts of all Collateral Obligations with a primary Obligor Domiciled in (i) a jurisdiction other than the United States or any State thereof over 25% of the Excess Concentration, (ii) the United Kingdom over 20.0% of the Excess Concentration Measure, (iii) in Canada over 15.0% of the Excess Concentration Measure and (iv) any Group I Country, Group II Country, Group III Country or Tax Jurisdiction, in the aggregate, over 10.0% of the Excess Concentration Measure;

(f)       the excess, if any, of the sum of the Collateral Obligation Amounts of all Collateral Obligations denominated in an Eligible Currency (other than Dollars) over 25% of the Excess Concentration Measure;

(g)       the excess, if any, of the sum of the Collateral Obligation Amounts of all Collateral Obligations that are Variable Funding Assets over 10% of the Excess Concentration Measure;

(h)       the excess, if any, of the sum of the Collateral Obligation Amounts of all Collateral Obligations that are DIP Loans over 10% of the Excess Concentration Measure;

(i)       the excess, if any, of the sum of the Collateral Obligation Amounts of all Collateral Obligations that are Participation Interests over 5% of the Excess Concentration Measure;

(j)       the excess, if any, of the sum of the Collateral Obligation Amounts of all Collateral Obligations that (i) are Deferrable Collateral Obligations and (ii) provide for current cash pay interest of less than the LIBOR Rate plus 5% (or 5% for Fixed Rate Collateral Obligations) over ~~10~~20% of the Excess Concentration Measure; provided, that no more than 10% of the Excess Concentration Measure can consist of Deferrable Collateral Obligations that provide for current cash pay interest of less than the LIBOR Rate plus 2.5% (or 2.5% for Fixed Rate Collateral Obligations); provided further that no more than 5% of the Excess Concentration Measure can consist of Deferrable Collateral Obligations that provide for current cash pay interest of less than the LIBOR Rate plus ~~2.5~~1% (or ~~2.5~~1% for Fixed Rate Collateral Obligations); provided further that no more than 10% of the Excess Concentration Measure can consist of Collateral Obligations that were Deferrable Collateral Obligations that provide for current cash pay interest of less than the LIBOR Rate plus 5% (or 5% for Fixed Rate Collateral Obligations) as of the applicable Cut-Off Date;

(k)       the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are in a Permitted Gaming Industry over 7.5% of the Excess Concentration Measure; and

(l)       the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are in the defense industry (other than a Prohibited Defense Asset) over 7.5% of the Excess Concentration Measure.

“Excess Concentration Measure” means (A) during the Ramp-up Period, the Target Portfolio Amount and (B) after the Ramp-up Period, as of any date of determination, the sum of (i) the Aggregate Eligible Collateral Obligation Amount plus (ii) all amounts on deposit in the Principal Collection Account plus (iii) all amounts on deposit in the Unfunded Exposure Account.

“Existing Golub BDC CLO” means (i) each special purpose vehicle (including those structured as total return swaps) approved by the Facility Agent, (ii) any future borrower under a credit facility or total return swap undertaken by Golub Capital BDC 3, Inc. or an Affiliate thereof and which has been approved in the sole discretion of the Facility Agent for purposes of this definition or (iii) any future special purpose vehicles that are wholly or partly owned subsidiaries of Golub Capital BDC 3, Inc. or an Affiliate thereof.

“Facility Agent” has the meaning set forth in the Preamble.

“Facility Amount” means (a) prior to the end of the Revolving Period, $250,000,000, unless this amount is permanently reduced pursuant to Section 2.5 or increased pursuant to Section 2.8, in which event it means such lower or higher amount and (b) from and after the end of the Revolving Period, the Advances Outstanding.

“Facility Termination Date” means the earliest of (i) the date that is three (3) years after the last day of the Revolving Period, (ii) the date on which the Equityholder ceases to exist and (iii) the effective date on which the facility hereunder is terminated pursuant to Section 13.2.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with such sections of the Code and any legislation, law, regulation or practice enacted or promulgated pursuant to such intergovernmental agreement.

“Federal Funds Rate” means, for any period, the greater of (a) 0.0% and (b) a fluctuating rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Facility Agent from three federal funds brokers of recognized standing selected by it.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System and, as applicable, the staff thereof.

“Fee Letter” has the meaning set forth in Section 8.4.

“Fees” has the meaning set forth in Section 8.4.

“First Lien Broadly Syndicated Loan” means any First Lien Loan that (i) is a broadly syndicated commercial loan, (ii) as of the related Cut-Off Date has a first lien tranche size of $250,000,000 or greater, (iii) as of the related Cut-Off Date, the relevant Obligor has an EBITDA for the prior twelve calendar months of at least $50,000,000 or such lower amount as set forth in the applicable Asset Approval Request (as approved by the Facility Agent in ~~its sole discretion~~accordance with the definition thereof or the Facility Agent and the Equityholder if the Servicer is not an Affiliate of the Equityholder) (after giving pro forma effect to any acquisition in connection therewith) and (iv) as of the related Cut-Off Date, it is (A) either rated (publicly or with a private rating letter or the equivalent thereof) by S&P, Moody’s or Fitch (or the relevant Obligor is rated by S&P, Moody’s or Fitch) and such ratings are not lower than “B3” by Moody’s, “B-” by S&P and “B-” by Fitch respectively and (B) actively quoted by two (2) Approved Broker Dealers for a position in an amount at least equal to the amount of such First Lien Loan and such quotes have been determined with respect to such Loan by Loan X Mark-It Partners, Loan Pricing Corporation or another nationally recognized pricing service.

“Material Modification” means any amendment or waiver of, or modification or supplement to, any Underlying Instrument governing a Collateral Obligation executed or effected on or after the related Cut-Off Date that is not consented to by the Facility Agent in writing which:

(a)               reduces or forgives any or all of the principal amount due under such Collateral Obligation;

(b)               (i) waives one or more interest payments, (ii) permits any interest due in cash to be deferred or capitalized and added to the principal amount of such Collateral Obligation (other than any deferral or capitalization already allowed by the terms of any Deferrable Collateral Obligation as of the related Cut-Off Date) or (iii) reduces the amount of interest due (in each case, other than with respect to any prepayment fees in connection with any prepayment);

(c)               contractually or structurally subordinates such Collateral Obligation by operation of (i) any priority of payment provisions, (ii) turnover provisions, (iii) the transfer of assets in order to limit recourse to the related Obligor or (iv) the granting of Liens (other than by the granting of Permitted Liens) on any of the collateral securing such Collateral Obligation, each that requires the consent of the applicable Loan Party or any lenders thereunder;

(d)               either (i) extends the maturity date of such Collateral Obligation by more than 90 days past the maturity date as of the related Cut-Off Date or (ii) extends or waives the amortization schedule with respect thereto and the effect of such extension or waiver is to extend the Average Life of such Collateral Obligation by more than 10% (from the amortization schedule as of the time such Loan is approved by the Facility Agent for inclusion in the Borrower Collateral);

(e)               substitutes, alters or releases (other than by the granting of Permitted Liens or excluding a release in connection with a payoff of all of such Collateral Obligation) the Related Security securing such Collateral Obligation and such substitution, alteration or release, individually or in the aggregate and as determined in the Facility Agent’s reasonable discretion, materially and adversely affects the value of such Collateral Obligation;

(f)                (i) results in any materially less financial information in respect of reporting frequency, scope or otherwise being provided with respect to the related Obligor or reduces the frequency or total number of any appraisals required thereunder that, in each case, has an effect on the ability of the Servicer or the Facility Agent (as determined by the Facility Agent in its reasonable discretion) to make any determinations or calculations required or permitted hereunder; provided that the failure to timely provide quarterly or annual financial statements shall be deemed to be material (subject to the shorter of any applicable grace period thereunder and ~~thirty~~forty-five (~~30~~45) days from the due date) or (ii) in the case of an Asset Based Loan, reduces the frequency or total number of any appraisals required under the related Underlying Instruments; provided, that for so long as reporting frequency remains at least quarterly, changes to reporting frequency shall not be considered Material Modifications;

(g)               amends, waives, forbears, supplements or otherwise modifies in any way the definition of “permitted lien” or “indebtedness” (or any similar term) in a manner than is materially adverse to any Lender;

(h)               results in any change in the currency or composition of any payment of interest or principal to any currency other than the Eligible Currency in which such Collateral Obligation was originally denominated as of the Cut-Off Date;

(i)                 with respect to an Asset Based Loan, results in a change to or grants relief from the borrowing base or any related definition; provided that any such change of more than 5% shall be deemed to be material; or

(j)                 results in a change to the calculation of EBITDA for the related Obligor, which is materially adverse to the Lenders unless (x) for all purposes under this Agreement, the Servicer continues to calculate EBITDA of such Obligor without giving effect to such modification or, if the Servicer elects to calculate the EBITDA of such Obligor after giving effect to such modification, the Servicer shall recalculate the Original Leverage Multiple for such Collateral Obligation by giving pro forma effect to such modification of the calculation of EBITDA or (y) both (1) at the time of such modification, the Equityholder and its Subsidiaries did not collectively possess an ability to prevent the effectiveness of such modification and (2) no Revaluation Event described in clause (d) of the definition thereof occurs with respect to such Collateral Obligation as a result of such modification.

“Maximum Availability” means, as of any date of determination, the difference of (i) the Facility Amount minus (ii) the balance of all unfunded Advances approved but not yet funded minus (iii) the Aggregate Unfunded Amount plus (iv) all amounts on deposit in the Unfunded Exposure Account, each as of such date of determination.

“Maximum Portfolio Advance Rate” means:

Diversity Score	Case A	Case B
Less than or equal to 6	(x) During the Revolving Period, 0% and (y) after the Revolving Period, 40.0%	(x) During the Revolving Period, 0% and (y) after the Revolving Period, 40.0%
Greater than 6 but less than or equal to 8	60.0%	60.0%
Greater than 8 but less than or equal to 11	67.5%	67.5%
Greater than 11 but less than or equal to 15	70.0%	70.0%
Greater than 15	75.0%	72.5%

Case B will apply on any date of determination on which the Weighted Average Spread is greater than 5.00% and less than or equal to 5.50%; and Case A will apply on any date of determination on which the Weighted Average Spread is greater than 5.50%.

“Maximum Weighted Average Life Test” means a test that will be satisfied on any date of determination if the Weighted Average Life of all Eligible Collateral Obligations included in the Collateral is less than or equal to ~~5.5~~5.25 years.

“Measurement Date” means each of the following, as applicable: (i) the Effective Date; (ii) each Determination Date; (iii) each Reporting Date; (iv) each Funding Date; (v) the date of any repayment or prepayment pursuant to Section 2.4; (vi) the date that the Servicer has actual knowledge of the occurrence of any Revaluation Event with respect to any Collateral Obligation; (vii) the date of any optional repurchase or substitution pursuant to Section 9.35; (viii) the last date of the Revolving Period; and (ix) the date of any Optional Sale.

“Minimum Diversity Test” means a test that will be satisfied on any date of determination if the Diversity Score of all Eligible Collateral Obligations included in the Collateral is equal to or greater than (x) during the period starting on the Effective Date and ending one-hundred twenty (120) days after the Effective Date, 0, (y) during the period starting (i) one-hundred twenty (120) days after the Effective Date and ending on the six-month anniversary of the Effective Date or during any Conditional Ramp-Up Period or (ii) on the date of a Securitization for which an Affiliate of DBNY acts as an underwriter or placement agent and ending on the six-month anniversary of such Securitization, 6 and (z) otherwise, 10.

“Minimum Equity Condition” means a test that will be satisfied on any date of determination if the Effective Equity is equal to the greater of (a) prior to the earlier of (x) the date that is 120 days after the Effective Date and (y) the first date on which the Advances Outstanding equals $30,000,000, the greater of (i) $20,000,000 and (ii) the sum of the Collateral Obligation Amounts of the two Obligors with Collateral Obligations constituting the highest aggregate Collateral Obligation Amounts (minus the amount of each Collateral Obligation included in the Excess Concentration Amount), (b) after the expiration of the period set forth in clause (a) and prior to the earlier of (x) the date that is 180 days after the Effective Date and (y) the first date on which the Advances Outstanding equals $60,000,000, the greater of (i) $30,000,000 and (ii) the sum of the Collateral Obligation Amounts of the three Obligors with Collateral Obligations constituting the highest aggregate Collateral Obligation Amounts (minus the amount of each Collateral Obligation included in the Excess Concentration Amount) and (c) thereafter, the greater of (i) $40,000,000 and (ii) the sum of the Collateral Obligation Amounts of the four Obligors with Collateral Obligations constituting the highest aggregate Collateral Obligation Amounts (minus the amount of each Collateral Obligation included in the Excess Concentration Amount).

“Minimum Weighted Average Coupon Test” means a test that will be satisfied on any date of determination if the Weighted Average Coupon of all Eligible Collateral Obligations that are Fixed Rate Collateral Obligations included in the Collateral on such date is equal to or greater than ~~6.00~~6.50%.

“Minimum Weighted Average Spread Test” means a test that will be satisfied on any date of determination if the Weighted Average Spread of all Eligible Collateral Obligations included in the Collateral on such date is equal to or greater than 5.00%.

“Monthly Report” means a monthly report substantially in the form of Exhibit D prepared as of the close of business on each Reporting Date.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Moody’s Industry Classification” means the industry classifications set forth in Schedule 2, as such industry classifications shall be updated at the option of the Facility Agent in its sole discretion if Moody’s publishes revised industry classifications.

“Related Security” means, with respect to each Collateral Obligation:

(a)       all Warrant Assets and any Related Property securing a Collateral Obligation, all payments paid to the applicable Loan Party in respect thereof and all monies due, to become due and paid to the applicable Loan Party in respect thereof accruing after the applicable Advance Date and all liquidation proceeds thereof;

(b)       all guaranties, indemnities and warranties, insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such indebtedness;

(c)       all Collections with respect to such Collateral Obligation and any of the foregoing;

(d)       any guarantees or similar credit enhancement for an Obligor’s obligations under any Collateral Obligation, all UCC financing statements or other filings relating thereto, including all rights and remedies, if any, against any Related Security, including all amounts due and to become due to the applicable Loan Party thereunder and all rights, remedies, powers, privileges and claims of the applicable Loan Party thereunder (whether arising pursuant to the terms of such agreement or otherwise available to the applicable Loan Party at law or in equity);

(e)       all Records with respect to such Collateral Obligation and any of the foregoing; and

(f)       all recoveries and proceeds of the foregoing.

“Relevant Governmental Body” means, with respect to Advances denominated in GBP, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto.

“Release Date” has the meaning set forth in Section 9.35.

“REO Asset” means, with respect to any Collateral Obligation, any Related Property that has been foreclosed on or repossessed from the current Obligor by the Servicer.

“Replacement Hedging Agreement” means one or more Hedging Agreements, which in combination with all other Hedging Agreements then in effect, after giving effect to any planned cancellations of any presently outstanding Hedging Agreements satisfy the applicable Loan Party’s covenant contained in Section 10.6 to maintain Hedging Agreements.

“Reporting Date” means with respect to any calendar month, one (1) Business Day prior to the 25th day of such calendar month, commencing in November 2019; provided that, in each case, if such day is not a Business Day then the Reporting Date shall occur on the following Business Day.

“Repurchase Amount” means, for any Warranty Collateral Obligation for which a payment or substitution is being made pursuant to Section 9.35 as of any time of determination, the sum of (i) (x) during the Revolving Period, the Collateral Obligation Amount of such Collateral Obligation multiplied by the Advance Rate for such Collateral Obligation and (y) after the Revolving Period, the Principal Balance of such Collateral Obligation, (ii) any accrued and unpaid interest thereon since the last Distribution Date and (iii) all Hedge Breakage Costs owed to any relevant Hedge Counterparty for any termination of one or more Hedge Transactions, in whole or in part, as required by the terms of any Hedging Agreement, incurred in connection with such payment or repurchase and the termination of any Hedge Transactions in whole or in part in connection therewith.

“Repurchased Collateral Obligation” means, with respect to any Collection Period, any Collateral Obligation as to which the Repurchase Amount has been deposited in the Collection Account by or on behalf of the applicable Loan Party on or before the immediately prior Reporting Date and any Collateral Obligation purchased by the Equityholder pursuant to the Sale Agreement as to which the Repurchase Amount has been deposited in the Collection Account by or on behalf of the Equityholder.

“Request for Release and Receipt” means a form substantially in the form of Exhibit F-2 completed and signed by the Servicer.

“Required Lenders” means, at any time, (a) Lenders holding Advances aggregating greater than 50% of all Advances Outstanding or if there are no Advances Outstanding, Lenders holding Commitments aggregating greater than 50% of all Commitments or (b) the Facility Agent and Lenders holding aggregate Advances equal to 50% of all Advances Outstanding or if there are no Advances Outstanding, Lenders holding aggregate Commitments equal to 50% of all Commitments; provided that, Advances outstanding owing to Defaulting Lenders and the commitments of Defaulting Lenders shall be disregarded for purposes of this definition.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, with respect to (a) the Servicer or any Loan Party, any duly authorized senior officer of the Servicer or such Loan Party directly responsible for the administration of this Agreement, (b) the Collateral Agent or Collateral Custodian, any officer within the Corporate Trust Office, including any director, vice president, assistant vice president or associate having direct responsibility for the administration of this Agreement, who at the time shall be such officers, respectively, or to whom any matter is referred because of his or her knowledge of and familiarity with the particular subject, or (c) any other Person, the President, any Vice-President or Assistant Vice-President, Corporate Trust Officer or the Controller of such Person, or any other officer or employee having similar functions.

“Restricted Information” has the meaning set forth in Section 10.22(b).

“Retained Economic Interest” has the meaning set forth in Section 10.22(a).

“Retained Interest” means, with respect to any Collateral Obligation included in the Collateral, (a) such obligations to provide additional funding with respect to such Collateral Obligation that have been retained by the other lender(s) of such Collateral Obligation, (b) all of the rights and obligations, if any, of the agent(s) under the Underlying Instruments, (c) any unused commitment fees associated with the additional funding obligations that are being retained in accordance with clause (a) above, and (d) any agency or similar fees associated with the rights and obligations of the agent(s) that are being retained in accordance with clause (b) above.

“Revaluation Event” means each occurrence of any of the following with respect to any Collateral Obligation:

(a)       such Collateral Obligation becomes a Defaulted Collateral Obligation;

(b)       the occurrence of a Material Modification with respect to such Collateral Obligation that is not previously approved by the Facility Agent (in its sole discretion);

(c)       the related Obligor fails to deliver to the applicable Loan Party or the Servicer any financial reporting package (i) as required by the Underlying Instruments of such Collateral Obligation (following the lapse of any grace period granted by applicable Loan Party with respect thereto, but in any event not greater than 45 calendar days) and (ii) no less frequently than quarterly (other than with respect to Multiple of Recurring Revenue Loans that are included in the Collateral), but which shall in no case exceed sixty (60) days after the end of each quarter and one-hundred and eighty-five (185) days after the end of each fiscal year; provided that if the Obligor delivers to the applicable Loan Party or the Servicer an unqualified audit no later than ninety (90) days after the date on which the applicable financial reporting package was due under the Underlying Instruments, then no Revaluation Event shall be deemed to have occurred so long as no other Revaluation Event is indicated in such audit;

(d)       with respect to any Enterprise Value Loan that is not a Multiple of Recurring Revenue Loan, the Leverage Multiple with respect to such Collateral Obligation becomes more than 1.00x higher than the Original Leverage Multiple;

(e)       with respect to any Asset Based Loan, (A) the Borrower fails (or fails to cause the Obligor to) retain an Approved Valuation Firm to re-calculate the Appraised Value of (x) with respect to any such Asset Based Loan that has intellectual property, equipment or real property, as the case may be, in its borrowing base, the collateral securing such Asset Based Loan at least once every twelve (12) months that such Loan is included in the Collateral (subject to a 30 day grace period with respect to any such review) and (y) with respect to all other Asset Based Loans included in the Collateral, the collateral securing such Loan at least once every six (6) months that such Loan is included in the Collateral (subject to a 30 day grace period with respect to any such review) or (B) the Borrower (or the related Obligor, as applicable) changes the Approved Valuation Firm with respect to any Asset Based Loan that or the related Approved Valuation Firm changes the metric for valuing the collateral of such Loan, each without the written approval of the Facility Agent;

(f)       with respect to any Asset Based Loan, the “borrowing base” (or such similarly used term) is out of compliance by more than 10% pursuant to the terms of the Underlying Instruments;

(g)       with respect to any Multiple of Recurring Revenue Loan, (1) the Debt-to-Recurring-Revenue Ratio with respect to such Multiple of Recurring Revenue Loan on any date reported under the Underlying Instrument increases by more than 20.0% from the Debt-to-Recurring-Revenue Ratio calculated on the applicable Cut-Off Date or (2) otherwise, the related Obligor’s last quarter annualized Revenue is less than $10,000,000 calculated using the most recent financial information of such Obligor received by the Borrower (or otherwise available to the Borrower with respect to such Obligor); provided that so long as (x) such Obligor’s debt as a multiple of recurring revenue remains below 1.0x, (y) such Obligor’s Effective Loan Level LTV remains below 25% and (z) such Obligor’s annualized Revenue is greater than $10,000,000, sub-clause (1) above shall not be applicable; ~~or~~

(h)       with respect to calculating the Debt-to-Recurring-Revenue Ratio for any Multiple of Recurring Revenue Loan, a failure to provide the information necessary to calculate the Debt-to-Recurring Revenue Ratio for any Multiple of Recurring Revenue Loan~~.~~; or

(i)       with respect to any Multiple of Recurring Revenue Loan, the occurrence of any breach with respect to any financial covenant under the Underlying Instrument as a result of underperformance by the Obligor, which, if it continues uncured, will, with lapse of time or notice or lapse of time and notice, constitute an event of default under such Underlying Instrument, regardless of any waiver, modification or amendment of such Underlying Instrument; provided that any occurrence described by this clause (i) that occurred prior to the applicable Cut-Off Date and that was disclosed to the Facility Agent shall not constitute a Revaluation Event.

“Sale Agreement” means the Sale and Contribution Agreement, dated as of the date hereof, by and between the Equityholder, as seller, and the Borrower, as purchaser.

“Sanctioned Countries” has the meaning set forth in Section 9.30.

“Sanctions” has the meaning set forth in Section 9.30.

“Sanctions Target” has the meaning set forth in Section 9.30.

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website; provided that if the sum of Daily Simple SONIA and the SONIA Adjustment is less than 0.0%, SONIA shall be deemed to be 0.0% for purposes of this Agreement.

“SONIA Adjustment” means, for a period equal to three (3) months, 0.1193% per annum.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“S&P Industry Classification” means the industry classifications set forth in Schedule 6, as such industry classifications shall be updated at the option of the Facility Agent in its sole discretion if S&P publishes revised industry classifications.

“Schedule of Collateral Obligations” means the list or lists of Collateral Obligations attached to each Asset Approval Request and each Reinvestment Request. Each such schedule shall identify the assets that will become Collateral Obligations, shall set forth such information with respect to each such Collateral Obligation as the applicable Loan Party or the Facility Agent may reasonably require and shall supplement any such schedules attached to previously-delivered Asset Approval Requests and Reinvestment Requests.

“Scheduled Collateral Obligation Payment” means each periodic installment payable by an Obligor under a Collateral Obligation for principal, interest and/or unutilized/commitment fees (as applicable) in accordance with the terms of the related Underlying Instrument.

“Screen Rate” means (a) with respect to Dollar Advances ~~and GBP Advances~~, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant currency and period, (b) with respect to GBP Advances, the rate equal to the Sterling Overnight Index Average administered by the Bank of England (or any other person which takes over the administration of that rate), (c) with respect to Euro Advances, the euro interbank offered rate administered by the Banking Federation of the European Union (or any other person which takes over the administration of that rate) for the relevant period, (~~c~~d) with respect to AUD Advances, the rate equal to the Bank Bill Swap Reference Bid Rate (or a comparable or successor rate) for the relevant time period and (~~d~~e) with respect to CAD Advances, the rate equal to the Canadian Dealer Offered Rate (or a comparable or successor rate) for the relevant period.

“Servicer Expenses” means any accrued and unpaid expenses (including reasonable attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower to the Servicer (other than the Servicing Fee) under the Transaction Documents.

“Servicing Fee” means with respect to any Distribution Date, the senior fee payable to the Servicer or successor servicer (as applicable) for services rendered during the related Collection Period, which shall be equal to one-quarter of the product of (i) 0.50% multiplied by (ii) the average of the values of the Aggregate Eligible Collateral Obligation Amount on the first day and the last day of the related Collection Period; provided that, in the sole discretion of the Servicer, the Servicer may, from time to time, waive all or any portion of the Servicing Fee payable on any Distribution Date.

“Servicing Standard” means, with respect to any Loans included in the Collateral, to service and administer such Loans in accordance with Applicable Law, the terms of this Agreement, the Underlying Instruments and, to the extent consistent with the foregoing, (a) in a manner consistent with the provisions of the 1940 Act applicable to the Servicer as an advisor to the Borrower, (b) the same care, skill, prudence and diligence with which the Servicer services and administers loans for its own account or for the account of others and (c) with a view to maximize the value of the Loans.

“Specified Borrowing Base Breach” means a Borrowing Base Deficiency (1) that occurs (a) after the end of the Revolving Period and (b) solely as a result of a reduction in the Diversity Score; provided that the Diversity Score is at least equal to 6~~.~~ or (2) (a) that occurs solely as a result of a reduction in the Discount Factor for any reason other than as a result of the occurrence of a Revaluation Event described in clause (a) of the definition thereof and (b) the amount of which deficiency is (x) if the Borrowing Base Advance Rate is equal to or less than 75.0% but greater than 65.0%, less than an amount equal to (i) 2.5% multiplied by (ii) the Borrowing Base as of the point in time immediately prior to such reduction in Discount Factor and (y) if the Borrowing Base Advance Rate is equal to or less than 65.0%, less than an amount equal to (i) 5.0% multiplied by (ii) the Borrowing Base as of the point in time immediately prior to such reduction in Discount Factor; provided that with respect to this clause (2) if (x) the Effective Advance Rate is greater than 75.0% or (y) the Diversity Score is less than 11, then such Borrowing Base Deficiency shall not be a Specified Borrowing Base Deficiency.

“Specified First Lien Loan” means any First Lien Loan (other than a DIP Loan or a Multiple of Recurring Revenue Loan) that is an Enterprise Value Loan (x) (i) where the related Obligor is not a holding company, (ii) that has either (a) both (I) an Original Leverage Multiple of less than 3.5x and (II) an Effective Loan Level LTV of less than 45% or (b) both (I) an Original Leverage Multiple that is greater than or equal to 3.5x but less than 4.0x and (II) an Effective Loan Level LTV of less than 50% and (iii) has an Obligor with a most recently reported EBITDA of at least $10,000,000 or (y) that is approved as a Specified First Lien Loan in writing by the Facility Agent in its sole discretion.

“Specified Multiple of Recurring Revenue Loan” means, as of any date of determination, any Multiple of Recurring Revenue Loan (i) the Discount Factor of which has been amended by the Facility Agent pursuant to Section 2.7(b) as a result of the occurrence of a Revaluation Event with respect to such Loan and (ii) that has been sold pursuant to an Optional Sale, the sale price of which is greater than the Collateral Obligation Amount of such Multiple of Recurring Revenue Loan (after giving effect to such reduction of the Discount Factor) as of the date of such Optional Sale.

“Specified Revaluation Event” means each occurrence of any of the following with respect to any Collateral Obligation:

(a)       the occurrence of a Material Modification pursuant to clause (a), (c), (e), (f), (g) or (i) of the definition thereof with respect to such Collateral Obligation that is not previously approved by the Facility Agent (in its sole discretion); provided that with respect to clause (g) of the definition of Material Modification, any modification pursuant to a United States federal government assistance program (e.g., the Paycheck Protection Program) shall not be considered a Specified Revaluation Event; or

(b)       the Leverage Multiple with respect to such Collateral Obligation becomes more than 2.00x higher than the Original Leverage Multiple; provided that, so long as no other Revaluation Event occurs concurrently, the first such occurrence of a Revaluation Event pursuant to clause (d) of the definition thereof due to the Leverage Multiple with respect to such Collateral Obligation becoming more than 2.00x higher than the Original Leverage Multiple shall not constitute a Specified Revaluation Event.

“Standard & Poor’s” or “S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor or successors thereto.

“Structured Finance Obligation” means any obligation secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any obligor, including collateralized debt obligations and mortgage-backed securities, including (but not limited to) collateral debt obligations, collateral loan obligations, asset backed securities and commercial mortgage backed securities or any resecuritization thereof.

“Subsidiary” means, with respect to any Person, a corporation, partnership or other entity of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares or interests as have more than 50% of the ordinary voting power for the election of directors, managers or general partners, as applicable.

“Substitute Eligible Collateral Obligation” means each Eligible Collateral Obligation pledged by the Borrower to the Collateral Agent, on behalf of the Secured Parties, pursuant to Section 9.35.

“Substituted Collateral Obligation” means, with respect to any Collection Period, any Warranty Collateral Obligation with respect to which the Equityholder has substituted in a Substitute Eligible Collateral Obligation pursuant to Section 9.35 and the Sale Agreement.

“Tangible Net Worth” means, with respect to any Person, the consolidated assets minus the consolidated liabilities of such Person and its consolidated Subsidiaries calculated in accordance with GAAP after subtracting therefrom the aggregate amount of the intangible assets of such Person and its consolidated Subsidiaries, including, without limitation, goodwill, franchises, licenses, patents, trademarks, tradenames, copyrights and service marks; provided that such calculation shall not take into consideration any market price changes or perceived market price changes.

“Target Portfolio Amount” means $370,000,000 or such other amount as agreed by the Facility Agent and the Borrower in connection with an increase in the Facility Amount in excess of $50,000,000.

“Tax Jurisdiction” means the Cayman Islands, Bermuda, Curaçao, St. Maarten, the Channel Islands or the Bahamas.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.

“Transaction Documents” means this Agreement, the Notes, the Sale Agreement, the Collateral Agent and Collateral Custodian Fee Letter, each Fee Letter, the Account Control Agreement, each Securitization Subsidiary Joinder, each Joinder Agreement and the other documents to be executed and delivered in connection with this Agreement, specifically excluding from the foregoing, however, Underlying Instruments delivered in connection with this Agreement.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Uncommitted Lender” means any Conduit Lender designated as an “Uncommitted Lender” for any Lender Group and any of its assignees.

“Weighted Average Advance Rate” means, as of any date of determination with respect to all Eligible Collateral Obligations included in the Adjusted Aggregate Eligible Collateral Obligation Balance, the number obtained by dividing (i) the amount obtained by summing the products obtained by multiplying (a) the Advance Rate of each such Eligible Collateral Obligation by (b) such Eligible Collateral Obligation’s contribution to the Adjusted Aggregate Eligible Collateral Obligation Balance by (ii) the Adjusted Aggregate Eligible Collateral Obligation Balance, in each case, as of such date.

“Weighted Average Coupon” means, as of any day, the number expressed as a percentage obtained by dividing (i) the sum for each Eligible Collateral Obligation (including, for any Deferrable Collateral Obligation, only the required current cash pay interest thereon) that is a Fixed Rate Collateral Obligation of (x) the interest rate for each such Collateral Obligation minus the Applicable Interest Rate multiplied by (y) the outstanding principal balance of each such Collateral Obligation by (ii) the aggregate outstanding principal balance for Fixed Rate Collateral Obligations.

“Weighted Average Life” means, as of any day with respect to all Eligible Collateral Obligations included in the Collateral, the number of years following such date obtained by dividing (i) the amount obtained by summing the products obtained by multiplying (a) the Average Life at such time of each such Eligible Collateral Obligation by (b) the outstanding principal balance of such Collateral Obligation by (ii) the aggregate outstanding principal balance of all Eligible Collateral Obligations.

“Weighted Average Spread” means, as of any day, the number expressed as a percentage equal to (i) the Aggregate Funded Spread divided by (ii) the aggregate outstanding principal balance of all Eligible Collateral Obligations.

“Weighted Average Unfunded Advance Rate” means, as of any date of determination with respect to all Eligible Collateral Obligations that are Variable Funding Assets included in the Adjusted Aggregate Eligible Collateral Obligation Balance, the number obtained by dividing (i) the amount obtained by summing the products obtained by multiplying (a) the Advance Rate of each such Variable Funding Asset by (b) such Variable Funding Asset’s contribution to the Adjusted Aggregate Eligible Collateral Obligation Balance by (ii) the sum of all Variable Funding Assets’ contributions to the Adjusted Aggregate Eligible Collateral Obligation Balance.

“Withholding Agent” means the Borrower, the Facility Agent, the Collateral Agent and the Servicer.

“Write-Down and Conversion Powers” means~~,~~ (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule~~.~~, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under the Bail-In Legislation that are related to or ancillary to any of those powers.

Section 2.5            Permanent Reduction of Facility Amount. (a) The Borrower may at any time upon five Business Days’ prior written notice to the Facility Agent (with a copy to the Collateral Agent), permanently reduce the Facility Amount (i) in whole or in part upon payment in full (in accordance with Section 2.4) of the Advances Outstanding or (ii) in part by any pro forma amount that the Facility Amount exceeds the Advances Outstanding (after giving effect to any concurrent prepayment thereof). In connection with any permanent reduction of the Facility Amount under this Section 2.5(a), the Commitment of each Committed Lender shall automatically, and without any further action by any party, be reduced pro rata with all other Committed Lenders such that the sum of all Commitments will equal the newly reduced Facility Amount.

(b)               As a condition precedent to any permanent reduction of the Facility Amount pursuant to Section 2.5(a), the Borrower shall pay to each Lender, any applicable Prepayment Fee; provided that the Borrower shall not be required to pay such Prepayment Fee (i) if the Lenders have, prior to the date of such reduction in whole or in part, declined a request for extension of the Revolving Period under Section 2.6 on substantially the same terms as already set forth herein; (ii) to any Lender that is a Defaulting Lender, (iii) during the continuation of a Non-Approval Event, at the time of any such permanent reduction of the Facility Amount; (iv) if such reduction occurs within sixty (60) days following delivery by the Facility Agent of a request to comply with any changes to the EU Securitization Rules that will impose any substantial obligations on the Borrower with respect to which it, or any Affiliate or other entity managed by Golub Capital BDC 3, Inc. or an Affiliate thereof, is not currently required to comply in any other financing; and (v) to any Lender that has, prior to the date of such permanent reduction in whole or in part, demanded the Borrower pay any Increased Costs pursuant to Section 5.1.

Section 2.6            Extension of Revolving Period. The Borrower may, at any time after the one-year anniversary of the Effective Date and prior to the date that is 20 Business Days prior to the last date of the Revolving Period, deliver a written notice to the Facility Agent requesting an extension of the Revolving Period for a minimum of twelve months. In the respective sole discretion of each Agent, the Revolving Period shall be extended to a date mutually agreed upon by the Borrower and the Agents and in accordance with the other terms and conditions as may be agreed to from time-to-time by the Borrower and the Facility Agent.

Section 2.7            Calculation of Discount Factor.

(a)               In connection with the purchase of each Collateral Obligation and prior to such Collateral Obligation being purchased by the Borrower and included in the Collateral or in connection with an Asset Approval Request pursuant to clause (b) of the definition of Cut-Off Date, the Facility Agent will assign (in its sole discretion) a Discount Factor for such Collateral Obligation, which Discount Factor shall remain effective for such Collateral Obligation except as provided in clause (b) below.

(b)               If a Revaluation Event occurs with respect to any Collateral Obligation, the Discount Factor of such Collateral Obligation may be amended by the Facility Agent, in its sole discretion; provided that, subject to clause (e) below, if a Revaluation Event described in clause (c) of the definition thereof has occurred and the applicable Loan Party and/or Servicer has cured such Revaluation Event pursuant to the proviso in such clause (c), then the Discount Factor of the applicable Collateral Obligation shall be deemed to not have been amended and no Revaluation Event with respect to such Collateral Obligation shall be deemed to have occurred. The Facility Agent will provide written notice of the revised Discount Factor to the Borrower and the Servicer. To the extent the Servicer has actual knowledge or has received notice of any Revaluation Event with respect to any Collateral Obligation, the Servicer shall give prompt notice thereof to the Facility Agent (but, in any event, not later than three Business Days after it receives notice or gains actual knowledge thereof); provided that the Facility Agent may not amend the Discount Factor of a Collateral Obligation which has been assigned a Discount Factor by an Approved Valuation Firm as set forth in clause (c) below unless a ~~subsequent~~Specified Revaluation Event has occurred ~~or the Leverage Multiple of such Collateral Obligation becomes more than 1.0x higher than the Leverage Multiple at the time such Discount Factor was assigned by the Approved Valuation Firm~~.

(c)               If the Discount Factor with respect to any Collateral Obligation assigned by the Facility Agent following Revaluation Events of the type set forth in clauses (b), (d), (e), (f) or (g) of the definition thereof pursuant to clause (b) above is below the initial Discount Factor assigned by the Facility Agent when such Collateral Obligation was purchased and no ~~prior~~Specified Revaluation Event has occurred, then the Borrower may (at its own expense) retain an Approved Valuation Firm to determine (in accordance with the Valuation Standard) such Discount Factor ~~within sixty (60) days~~ after re-assignment of such Discount Factor; provided, that (x) each determination by an Approved Valuation Firm of any Discount Factor shall be re-calculated, at the Borrower’s expense, every six (6) months after the date of such determination; provided that, (i) if the Leverage Multiple of such Collateral Obligation is less than the Leverage Multiple at the time such Discount Factor was assigned by the Approved Valuation Firm then the Borrower may request the Facility Agent to waive the requirement of this clause (x) or (ii) with respect to the occurrence of a Revaluation Event of the type set forth in clause (d) of the definition thereof, if the Leverage Multiple of such Collateral Obligation does not exceed the Leverage Multiple at the time the Approved Valuation Firm determined the Discount Factor, then (1) the requirement of this clause (x) shall be suspended and (2) the Discount Factor of such Collateral Obligation shall be the lower of (a) the Discount Factor determined by the Approved Valuation Firm and (b) the value (expressed as a percentage of par) of the Collateral Obligation that was determined in accordance with any internal valuation performed for any private funds of the Servicer or any of its affiliates, (y) once an Approved Valuation Firm is selected with respect to any Eligible Collateral Obligation and the Borrower has provided the Facility Agent with notice of the exercise of its rights pursuant to this clause (c), such Approved Valuation Firm that has been selected with respect to such Eligible Collateral Obligation may not be changed without the prior written consent of the Facility Agent and (z) unless otherwise consented to by the Facility Agent, the Borrower may not utilize any valuation previously provided by an Approved Valuation Firm for another entity managed by the Servicer or any of its Affiliates; provided, further, that the re-calculated Discount Factor shall not be greater than the initial Discount Factor assigned by the Facility Agent when the Collateral Obligation was purchased; provided, further, that with respect to any Collateral Obligation that is a Multiple of Recurring Revenue Loan, if the Revenue of the Obligor of such Multiple of Recurring Revenue Loan has declined by at least 40% since such Multiple of Recurring Revenue Loan was acquired by the Borrower or the related Obligor’s last quarter annualized Revenue is less than $10,000,000 calculated using the most recent financial information of such Obligor received by the Borrower (or otherwise available to the Borrower with respect to such Obligor), then the Borrower shall not be able to dispute the Facility Agent’s reassignment.

(d)               The Borrower (or the Servicer on behalf of the Borrower) may request that the Discount Factor be increased for any Collateral Obligation with respect to which (i) the Discount Factor was assigned a value below 100% by the Facility Agent; or (ii) the Discount Factor was decreased by the Facility Agent following the occurrence of a Revaluation Event.

(e)               Notwithstanding the foregoing, the Discount Factor of a Delayed Reporting Obligation shall not be amended by the Facility Agent other than pursuant to clause (d) above so long as (x) no other Revaluation Event with respect to such Delayed Reporting Obligation has occurred, (y) the Servicer provides and continues to provide a certification in each financial reporting package with respect to such Delayed Reporting Obligation that (i) the failure to deliver the applicable audit results is due to technical or administrative delay related to the audit or delay on the part of the related auditor and not due to any deterioration in the credit quality or extended review of the credit quality of such Delayed Reporting Obligation or the related Obligor, (ii) the related Obligor is not considered defaulted pursuant to the Servicer’s internal policies and (z) the related Obligor continues to prepare and deliver financial reporting packages as required under the Underlying Instruments and such financial reporting packages are provided to the Facility Agent in accordance with this Agreement, (iii) the related Obligor of such Delayed Reporting Obligation has not increased leverage since the applicable Delayed Reporting Date and (iv) such Delayed Reporting Obligation is not on the Servicer’s watch-list.

Section 2.8            Increase in Facility Amount. The Borrower may, with the prior written consent of the Facility Agent (which consent may be conditioned on one or more conditions precedent in its sole discretion), (i) increase the Commitment of the existing Lender Groups (pro rata) by an additional $250,000,000, (ii) add additional Lender Groups and/or (iii) increase the Commitment of any Lender Group, in each case which shall increase the Facility Amount by the amount of the Commitment of each such existing or additional Lender Group.

Section 2.9            Defaulting Lenders.

(a)               Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i)                any payment of principal, interest, fees or other amounts received by the Collateral Custodian for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise), shall be applied at such time or times as may be determined by the Facility Agent and advised to the Collateral Custodian in writing as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Facility Agent hereunder; second, as the Borrower may request (so long as no Event of Default or Unmatured Event of Default exists (except to the extent caused by such Defaulting Lender, as determined by the Borrower in its sole discretion)), to the funding of any Advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Servicer, the Facility Agent or the Collateral Agent; third, if so determined by the Facility Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund future Advances under this Agreement; fourth, to the payment of any amounts owing to the other Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Event of Default or Unmatured Event of Default exists (except to the extent caused by such Defaulting Lender, as determined by the Facility Agent in its sole discretion), to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Advances in respect of which such Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Advances of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.9 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto; and

(p)               [Reserved]; ~~and~~

(q)               Beneficial Ownership Certification. The Facility Agent shall have received the Beneficial Ownership Certification in respect of the Borrower~~.~~; and

(r)                Other. Such other approvals, documents, opinions, certificates and reports as the Facility Agent may reasonably request.

Section 6.2            Advances and Reinvestments. The making of any Advance (including the initial Advance hereunder) and any Reinvestment are all subject to the condition that the Effective Date shall have occurred and to the following further conditions precedent that:

(a)               No Event of Default, Etc. Each of the Transaction Documents shall be in full force and effect (unless terminated in accordance with the terms of the Transaction Documents) and (i) no Event of Default or Unmatured Event of Default shall have occurred and be continuing or will result from the making of such Advance or Reinvestment (other than in connection with an Advance made pursuant to Section 2.2(c)), (ii) no Servicer Default or Unmatured Servicer Default shall have occurred and be continuing or will result from the making of such Advance or Reinvestment (other than in connection with an Advance made pursuant to Section 2.2(c)), (iii) the representations and warranties of the Borrower and the Servicer contained herein and in the other Transaction Documents shall be true and correct in all material respects as of the related Funding Date (or if such representation and warranty specifically refers to an earlier date, such earlier date), with the same effect as though made on the date of (and after giving effect to) such Advance or Reinvestment (or, if applicable, such earlier specified date), and (iv) after giving effect to such Advance or Reinvestment (and any purchase of Eligible Collateral Obligations in connection therewith), (A) the Advances Outstanding will not exceed the Borrowing Base, the Maximum Availability or the Facility Amount and (B) the Foreign Currency Advance Amount will not exceed the Foreign Currency Sublimit;

(b)               Requests. (i) In connection with the funding of any Advance pursuant to Section 2.2(a), the Collateral Agent, each Agent and the Facility Agent shall have received the Advance Request for such Advance in accordance with Section 2.2(a), together with all items required to be delivered in connection therewith and (ii) in connection with any Reinvestment, the Collateral Agent, each Agent and the Facility Agent shall have received the Reinvestment Request for such Reinvestment in accordance with Section 8.3(b), together with all items required to be delivered in connection therewith;

(c)               Revolving Period. The Revolving Period shall not have ended;

(d)               Document Checklist. The Collateral Custodian shall have received a Document Checklist (with a copy to the Facility Agent) for each Eligible Collateral Obligation to be added to the Collateral on the related Funding Date;

(e)               Borrowing Base Confirmation. The Collateral Agent and the Facility Agent shall have received an Officer’s Certificate of the Borrower or the Servicer (which may be included as part of the Advance Request or Reinvestment Request) computed as of the date of such request and after giving effect thereto and to the purchase by the Borrower of the Collateral Obligations to be purchased by it on such date (if any), demonstrating that (A) the Advances Outstanding shall not exceed the lowest of (i) the Borrowing Base, (ii) the Maximum Availability and (iii) the Facility Amount, calculated as of the Funding Date as if the Collateral Obligations to be purchased by the Borrower on such Funding Date were owned by the Borrower and (B) in the case of an Advance in an Eligible Currency other than Dollars, the Foreign Currency Advance Amount would not exceed the Foreign Currency Sublimit on such day;

(E)              FIFTH, ~~during the Revolving Period,~~ (1) first, to the Agents on behalf of their respective Lenders pro rata in accordance with the amount of the Advances Outstanding in the amount necessary to eliminate any outstanding Borrowing Base Deficiency and reduce the Advances Outstanding to an amount not to exceed the Maximum Availability, (2) second, if the Minimum Equity Condition is not satisfied on such Distribution Date, (x) to the Agents on behalf of their respective Lenders pro rata in accordance with the amount of the Advances Outstanding in the amount necessary to reduce the Advances Outstanding or (y) to the Principal Collection Account as Principal Collections for application in accordance with Section 8.3(b) until the Minimum Equity Condition is satisfied; (3) third, solely during the Revolving Period, if the Diversity Score is less than 10 but greater than or equal to 8, to the Principal Collection Account as Principal Collections for application in accordance with Section 8.3(b) in the amount necessary (as determined by the Servicer in its reasonable discretion) to increase the Diversity Score above 10 and (4) fourth, to the Agents on behalf of their respective Lenders pro rata in accordance with the amount of the Advances Outstanding in the amount necessary to reduce the Advances Outstanding to an amount such that after giving effect to such reduction the Foreign Currency Advance Amount is less than the Foreign Currency Sublimit;

(F)              SIXTH, (1) during the Revolving Period, if the Diversity Score is less than 8, to the Agents on behalf of their respective Lenders pro rata to repay the Advances Outstanding and (2) after the end of the Revolving Period, if the Diversity Score is less than 6, to the Agents on behalf of their respective Lenders pro rata to repay the Advances Outstanding;

(G)             SEVENTH, to the extent not waived by the Servicer, to the Servicer, any accrued and unpaid Servicing Fee for the related Collection Period;

(H)             EIGHTH, to any Affected Persons, any Increased Costs then due and owing;

(I)                NINTH, pro rata based on amounts owed to such Persons under this Section 8.3(a)(i)(I), to the Hedge Counterparties, any unpaid Hedge Breakage Costs, together with interest accrued thereon;

(J)                TENTH, to the extent not previously paid pursuant to Section 8.3(a)(i)(A) above, to the payment of taxes and governmental fees owing by the Borrower, if any;

(K)             ELEVENTH, to the extent not previously paid by or on behalf of the Borrower, to each Indemnified Party, any Indemnified Amounts then due and owing to each such Indemnified Party;

(L)              TWELFTH, to the extent not previously paid pursuant to Section 8.3(a)(i)(B) above, to the Collateral Agent and the Collateral Custodian, any Collateral Agent Fees and Expenses and Collateral Custodian Fees and Expenses due to the Collateral Agent and the Collateral Custodian;

Section 9.31        Anti-Bribery and Corruption. (a)  Neither such Loan Party nor, to the best of such Loan Party’s knowledge, any director, officer, employee, or anyone acting on behalf of such Loan Party has engaged in any activity, or will take any action, directly or indirectly, which would breach applicable anti-bribery and corruption laws and regulations, including but not limited to the U.S. Foreign and Corrupt Practices Act 1977, as amended, and the Bribery Act 2010 of the United Kingdom (the “Anti-Bribery and Corruption Laws”).

(b)               Such Loan Party and their Affiliates have each conducted their businesses in compliance with Anti-Bribery and Corruption Laws and have instituted and maintain policies and procedures reasonably designed to promote and ensure continued compliance with all Anti-Bribery and Corruption Laws and with the representation and warranty contained herein.

(c)               No actions, suits, proceedings or investigations by any court, governmental, or regulatory agency are ongoing or pending against such Loan Party, its directors, officers or employees or anyone acting on its behalf in relation to a breach of the Anti-Bribery and Corruption Laws, or, to the knowledge of such Loan Party, threatened.

(d)               Such Loan Party will not directly or indirectly use, lend or contribute the proceeds of the Advances for any purpose that would breach the Anti-Bribery and Corruption Laws.

Section 9.32        Volcker Rule. To the best of the Borrower’s knowledge and belief, the Advances do not constitute an “ownership interest” in the Borrower for purposes of the Volcker Rule.

Section 9.33        AIFMD. Such Loan Party is not (i) an AIFM or (ii) an AIF managed by an AIFM (as such term is defined in the AIFMD) required to be authorized or registered in accordance with AIFMD.

Section 9.34        Optional Sales. (a) The Borrower shall have the right to sell all or a portion of the Collateral Obligations (each, an “Optional Sale”), subject to the following terms and conditions:

(i)                immediately after giving effect to such Optional Sale:

(A)             each Collateral Quality Test is satisfied or improved;

(B)              the Minimum Equity Condition is satisfied;

(C)              (1) the Borrowing Base is greater than or equal to the Advances Outstanding and (2) the Foreign Currency Advance Amount shall not exceed the Foreign Currency Sublimit; and

(D)             no Event of Default, Unmatured Event of Default, Unmatured Servicer Default or Servicer Default shall have occurred and be continuing; provided that, an Event of Default or Unmatured Event of Default may occur and be continuing if such Optional Sale (x) relates to the sale of a Specified Multiple Recurring Revenue Loan as described in clause (ii) of the definition thereof or (y) cures any Specified Borrowing Base Breach;

(ii)               at least one (1) Business Day prior to the date of any Optional Sale, the Servicer, on behalf of the Borrower, shall give the Facility Agent, the Collateral Custodian and the Collateral Agent written notice of such Optional Sale, which notice shall identify the related Collateral subject to such Optional Sale and the expected proceeds from such Optional Sale and include an Officer’s Certificate computed as of the date of such request and after giving effect to such Optional Sale, demonstrating that the Borrowing Base is greater than or equal to the Advances Outstanding;

(iii)                such Optional Sale shall be made by the Servicer, on behalf of the Borrower (A) in accordance with the Servicing Standard, (B) reflecting arm’s length market terms and (C) in a transaction in which the Borrower makes no representations, warranties or covenants and provides no indemnification for the benefit of any other party (other than those which are customarily made or provided in connection with the sale of assets of such type);

(iv)                if such Optional Sale is to an Affiliate of the Borrower or the Servicer after the end of the Revolving Period, the Facility Agent has given its prior written consent;

(v)               in no event shall the sum of the aggregate Principal Balance of Collateral Obligations sold pursuant to an Optional Sale (other than sales to any Existing Golub BDC CLO pursuant to Section 9.36) exceed 25% of the highest aggregate Principal Balance of all Collateral Obligations at any time during the preceding 12 calendar months; provided that any Collateral Obligations transferred pursuant to an Optional Sale to the Servicer or an Affiliate of the Servicer with respect to a new issue collateralized loan obligation managed by the Servicer or an Affiliate of the Servicer and underwritten, arranged and/or structured by the Facility Agent or any Affiliate of the Facility Agent shall be excluded from the foregoing limit; provided further that, any Optional Sale of a Specified Multiple of Recurring Revenue Loan shall be excluded from the foregoing limit; and

(vi)                on the date of such Optional Sale, all proceeds from such Optional Sale will be deposited directly into the Collection Account.

(b)               In connection with any Optional Sale, following deposit of all proceeds from such Optional Sale into the Collection Account, the Collateral Agent shall be deemed to release and transfer to the Borrower without recourse, representation or warranty all of the right, title and interest of the Collateral Agent for the benefit of the Secured Parties in, to and under such Collateral Obligation(s) and related Collateral subject to such Optional Sale and such portion of the Collateral so transferred shall be released from the Lien of this Agreement.

(c)               The Borrower hereby agrees to pay the reasonable and documented outside counsel legal fees and out-of-pocket expenses of the Facility Agent, the Collateral Agent, the Collateral Custodian, each Agent and each Lender in connection with any Optional Sale (including, but not limited to, expenses incurred in connection with the release of the Lien of the Collateral Agent, on behalf of the Secured Parties, in the Collateral in connection with such Optional Sale).

(d)               In connection with any Optional Sale, the Collateral Agent shall, at the sole expense of the Borrower, execute such instruments of release with respect to the portion of the Collateral subject to such Optional Sale to the Borrower, in recordable form if necessary, as the Borrower may reasonably request.

Section 10.20    Delivery of Collateral Obligation Files. (a)  Such Loan Party (or the Servicer on behalf of such Loan Party) shall deliver to the Collateral Custodian (with a copy to the Facility Agent at the following e-mail addresses (for electronic copies): amit.patel@db.com, james.kwak@db.com, thorben.wedderien@db.com, jerry-b.li@db.com and andrew.goldsmith@db.com) the Collateral Obligation Files identified on the related Document Checklist promptly upon receipt but in no event later than three (3) Business Days following the related Funding Date; provided that, notwithstanding the foregoing, the Borrower shall cause the documentation required by this Section 10.20 to be in the possession of the Collateral Custodian not later than (A) five (5) Business Days if the Servicer or its Affiliate is the agent with respect to such Loan and (B) otherwise, fifteen (15) days, in each case after the related Cut-Off Date as to any Collateral Obligations; provided, further that any file-stamped document included in any Collateral Obligation File shall be delivered as soon as they are reasonably available (even if not within three (3) Business Days of the related Funding Date). In addition, promptly following the occurrence of an Event of Default, the Borrower shall deliver to the Collateral Custodian (with a copy to the Facility Agent at the email addresses set forth above) a fully executed assignment in blank for each Collateral Obligation for which the Servicer, the Equityholder, the Investment Manager or any of their respective Affiliates is the loan agent. The Borrower shall maintain (or cause to be maintained) for the Secured Parties in accordance with their respective interests all Records that evidence or relate to the Collections not previously delivered to the Collateral Agent and shall, as soon as reasonably practicable upon demand of the Facility Agent, make available, or, upon the Facility Agent’s demand following the occurrence and during the continuation of a Servicer Default, deliver to the Facility Agent copies of all such Records which evidence or relate to the Collections.

(b)               The Borrower shall deliver the following: (i) all Asset Approval Requests to lenderfinance_collatreview@list.db.com, (ii) Monthly Reports delivered in connection with Section 8.5 to csg.india@db.com, abs.conduits@db.com, dbinvestor@list.db.com, amit.patel@db.com, james.kwak@db.com, thorben.wedderien@db.com and andrew.goldsmith@db.com, (iii) requests or notices delivered in accordance with Sections 2.2, 2.4 or 8.3(b), to abs.conduits@db.com, lenderfinance_collatreview@list.db.com, amit.patel@db.com, james.kwak@db.com, thorben.wedderien@db.com and andrew.goldsmith@db.com and (iv) obligor reports delivered in connection with Section 7.5(l) to gcrt.ratingrequests@db.com and lenderfinance_collatreview@list.db.com.

Section 10.21    ERISA.

(a)               The Borrower will not become a Benefit Plan Investor at any time while any Obligations are outstanding.

(b)               The Borrower will not take any action, or omit to take any action, which would give rise to a non-exempt prohibited transaction under Section 406(a)(1)(B) of ERISA or Section 4975(c)(1)(B) of the Code that would subject any Lender to any tax, penalty, damages, or any other claim for relief under ERISA or the Code.

(c)               The Borrower shall not sponsor, maintain, or contribute to, any Plan. Except as would not reasonably be expected to have a Material Adverse Effect, (i) the Borrower shall not, and shall not permit any ERISA Affiliate to, permit to exist any occurrence of any ERISA Event, and (ii) the Borrower shall not permit any ERISA Affiliate to sponsor, maintain, contribute to, or incur any liability in respect of, any Plan.

Section 10.22    Risk Retention.

(a)               For so long as any Obligations are outstanding: the Equityholder represents and undertakes that: (A) as an originator for purposes of the EU Securitization Rules, the Equityholder holds and will retain on an on-going basis, a net economic interest in the securitization transaction contemplated by this Agreement, which shall not be less than 5% of the aggregate nominal value of all the Collateral Obligations (the “Retained Economic Interest”) measured at the time of origination (being the occasion of each origination or acquisition of a Collateral Obligation by the Borrower); (B) the Retained Economic Interest takes the form of a first loss tranche in accordance with paragraph (d) of Article 6(3) of the EU Securitization Regulation, as represented by the Equityholder’s direct equity interest in the Borrower and indirect equity interest in the Securitization Subsidiaries (“Equity Interests”); (C) the Equityholder directly holds and will directly retain 100% of the Equity Interests in the Borrower and in turn the Borrower holds and will retain 100% of the equity interests in the Securitization Subsidiaries; (D) the aggregate capital contributions made by the Equityholder with respect to the Equity Interests in the Borrower shall represent at least 5.0% of the aggregate of the nominal value of all the Collateral Obligations measured at the time of origination as described in (A) above; and (E) the Equityholder shall not, and it will procure that its Affiliates (including without limitation, the Borrower and the Securitization Subsidiaries) do not, hedge or otherwise mitigate its credit risk or sell, transfer or otherwise surrender all or part of the rights, benefits or obligations arising under or associated with the Retained Economic Interest, except to the extent permitted under the EU Securitization Rules.

(b)               Each Monthly Report shall contain or be accompanied by a certification from the Equityholder containing a representation that all of the conditions set forth in clause (a) above are true and have been true up to and on each date of the related Collection Period. The Equityholder shall provide to the Facility Agent and/or any Lender that is subject to the EU Securitization Rules: (A) prompt written notice of any breach of the obligations set forth in clause (a) above; (B) confirmation in writing that all of the conditions set forth in clause (a) above continue to be complied with (x) in the event of a material change in the transaction structure that materially impacts the performance of the Collateral Obligations or the risk characteristics of the Collateral Obligations and Advances made with respect thereto and (y) upon the occurrence of any Event of Default or becoming aware of any breach of the obligations contained in any Transaction Documents; and (C) all information, documents, reports and notifications that any such entity reasonably requests in connection with its obligations under the EU Securitization Rules, but only to the extent the same (x) is in the possession (or reasonable procurement) of the Equityholder, and (y) is not subject to contractually binding confidentiality requirements or laws governing the protection of confidentiality of information and the processing of personal data (“Restricted Information”), or if it is Restricted Information and cannot be anonymized or aggregated, the Facility Agent and/or any such Lender enters into a confidentiality agreement reasonably acceptable to the Equityholder.

Section 17.7        Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 17.8        GOVERNING LAW. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

Section 17.9        Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original but all of which shall constitute together but one and the same agreement. Delivery of this Agreement by facsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Agreement. Delivery of an executed signature page of this Agreement by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof. The parties agree that this Agreement may be executed and delivered by electronic signatures and that the electronic signatures appearing on this Agreement are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.

Section 17.10    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE EQUITYHOLDER, EACH LOAN PARTY, THE SERVICER, THE FACILITY AGENT, THE AGENTS, THE INVESTORS OR ANY OTHER AFFECTED PERSON. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER TRANSACTION DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR ITS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER TRANSACTION DOCUMENT.

Section 17.11    No Proceedings.

(a)               Notwithstanding any other provision of this Agreement, each of the Servicer, the Collateral Agent, the Collateral Custodian, each Agent, each Lender and the Facility Agent hereby agrees that it will not institute against any Loan Party, or join any other Person in instituting against any Loan Party, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Insolvency Event) so long as any Advances or other amounts due from any Loan Party hereunder shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Advances or other amounts shall be outstanding. The foregoing shall not limit such Person’s right to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted by any Person other than such Person.

Section 17.18    Option to Acquire Rating. Each party hereto hereby acknowledges and agrees that the Facility Agent (on behalf and at the expense of the requesting Lender) may, at any time, in its sole discretion and at its own cost, obtain a private rating for this loan facility. The Borrower and the Servicer hereby agree to use commercially reasonable efforts, at the request of the Facility Agent, to cooperate with the acquisition and maintenance of any such rating so long as such acquisition and maintenance of any such rating does not impose any additional covenants or requirements on the Borrower that make this facility more restrictive.

Section 17.19    Acknowledgement and Consent to Bail-In of EEAAffected Financial Institutions. Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any ~~EEA~~Affected Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the ~~write-down and conversion powers of an EEA~~Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)               the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an ~~EEA~~Affected Financial Institution; and

(b)               the effects of any Bail-In Action on any such liability, including, if applicable:

(i)                a reduction in full or in part or cancellation of any such liability;

(ii)               a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or

(iii)                the variation of the terms of such liability in connection with the exercise of the ~~write-down and conversion powers of any EEA~~Write-Down and Conversion Powers of the applicable Resolution Authority.

Article XVIII

COLLATERAL CUSTODIAN

Section 18.1        Designation of Collateral Custodian. The role of Collateral Custodian with respect to the Collateral Obligation Files shall be conducted by the Person designated as Collateral Custodian hereunder from time to time in accordance with this Section 18.1. Deutsche Bank Trust Company Americas is hereby appointed as, and hereby accepts such appointment and agrees to perform the duties and obligations of, Collateral Custodian pursuant to the terms hereof.

Exhibit B

CONFORMED EXHIBITS AND SCHEDULES TO LOAN FINANCING AND SERVICING AGREEMENT

EXECUTION VERSION
Conformed through Amendment No. 1 to LFSA dated September 21, 2021

SCHEDULES AND EXHIBITS

TO

LOAN FINANCING AND SERVICING AGREEMENT

Dated as of September 10, 2019

(GBDC 3 Funding LLC)

EXHIBITS

EXHIBIT A	Form of Note
EXHIBIT B	Audit Standards
EXHIBIT C-1	Form of Advance Request
EXHIBIT C-2	Form of Reinvestment Request
EXHIBIT C-3	Form of Electronic Asset Approval Request
EXHIBIT C-4	Form of Prepayment Notice
EXHIBIT C-5 EXHIBIT C-6	Form of FX Reallocation Notice Form of Electronic Asset Approval Notice
EXHIBIT D	Form of Monthly Report
EXHIBIT E	Form of Joinder Agreement
EXHIBIT F-1	Authorized Representatives of Servicer
EXHIBIT F-2	Request for Release and Receipt
EXHIBIT F-3	Request for Release of Request for Release and Receipt
EXHIBIT G-1	U.S. Tax Compliance Certificate (Foreign Lender - non-Partnerships)
EXHIBIT G-2	U.S. Tax Compliance Certificate (Foreign Participant - non-Partnerships)
EXHIBIT G-3	U.S. Tax Compliance Certificate (Foreign Participants - Partnerships)
EXHIBIT G-4	U.S. Tax Compliance Certificate (Foreign Lenders - Partnerships)
EXHIBIT H	Schedule of Collateral Obligations Certification
EXHIBIT I	Form of Securitization Subsidiary Joinder Agreement
EXHIBIT J	Form of Borrowing Base Certificate

SCHEDULES

SCHEDULE 1	Diversity Score Calculation
SCHEDULE 2	Moody’s Industry Classification Group List
SCHEDULE 3	Collateral Obligations
SCHEDULE 4	[Reserved]
SCHEDULE 5	Approved Valuation Firms
SCHEDULE 6	S&P Industry Classifications

Pledged Amount

Purchase price

Original Leverage Multiple

Attaching Leverage Multiple

Detaching Leverage Multiple

Loan Type (Lien Position)

Moody’s Industry Classification

S&P Industry Classification

Servicer’s internal risk rating

BORROWING BASE RELATED INFORMATION

Advance Rate

Discount Factor

OTHER (describe any conditions to the Eligible Collateral Obligations that are being requested to be ~~added or~~ waived by the Facility Agent~~, proposed custom Revaluation Events~~, or any occurrence of a Revaluation Event)

II. USE FOR ASSET BASED LOANS

COLLATERAL OBLIGATION INFORMATION

Obligor Name

Domicile

Eligible Currency

Obligor EBITDA (including cash and non-cash adjustments)

Pledged Amount

Purchase price

Original Leverage Multiple

Original Effective LTV

Detaching Effective LTV

Maximum Effective LTV (before triggering a Revaluation Event)

Collateral Type (working capital, fixed assets, IP, other (identify))

Approved Valuation Firm

Date of Last Appraisal

Appraised Value

Required Appraisal Frequency [6 months][12 months]

Loan Type (Lien Position)

Moody’s Industry Classification

S&P Industry Classification

BORROWING BASE RELATED INFORMATION

Advance Rate

Discount Factor

OTHER (describe any conditions to the Eligible Collateral Obligations that are being requested to be ~~added or~~ waived by the Facility Agent~~, proposed custom Revaluation Events~~, or any occurrence of a Revaluation Event)

Detaching Leverage Multiple

Loan Type (Lien Position)

Moody’s Industry Classification

BORROWING BASE RELATED INFORMATION

Advance Rate

Discount Factor

OTHER (describe any conditions to the Eligible Collateral Obligations that are being requested to be ~~added or~~ waived by the Facility Agent~~, proposed custom Revaluation Events~~, or any occurrence of a Revaluation Event)

II. USE FOR ASSET BASED LOANS

COLLATERAL OBLIGATION INFORMATION

Obligor Name

Domicile

Eligible Currency

Obligor EBITDA (including cash and non-cash adjustments)

Pledged Amount

Purchase price

Original Leverage Multiple

Original Effective LTV

Detaching Effective LTV

Maximum Effective LTV (before triggering a Revaluation Event)

Collateral Type (working capital, fixed assets, IP, other (identify))

Approved Valuation Firm

Date of Last Appraisal

Appraised Value

Required Appraisal Frequency [6 months][12 months]

Loan Type (Lien Position)

Moody’s Industry Classification

BORROWING BASE RELATED INFORMATION

Advance Rate

Discount Factor

OTHER (describe any conditions to the Eligible Collateral Obligations that are being requested to be ~~added or~~ waived by the Facility Agent~~, proposed custom Revaluation Events~~, or any occurrence of a Revaluation Event)